UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

(Amendment No.        )

Check the appropriate box:

☐	Preliminary Information Statement

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☒	Definitive Information Statement

Ameren Illinois Company

(Name of Registrant as Specified in its Charter)

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AMEREN ILLINOIS COMPANY

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders of Ameren Illinois Company:

We will hold the Annual Meeting of Shareholders of Ameren Illinois Company (the “Company”) at the St. Louis Art Museum, One Fine Arts Drive, Forest Park, St. Louis, Missouri 63110, on Thursday, April 27, 2017, at 10:30 a.m. CDT, for the purposes of:

(1) electing five directors for terms ending at the annual meeting of shareholders to be held in 2018; and

(2) acting on other proper business presented to the meeting.

The Board of Directors of the Company presently knows of no other business to come before the meeting.

If you owned shares of the Company’s capital stock at the close of business on February 27, 2017, you are entitled to vote at the meeting and at any adjournment thereof. Persons will be admitted to the meeting upon verification of their shareholdings in the Company. If your shares are held in the name of your broker, bank or other nominee, you must bring an account statement or letter from the nominee indicating that you were the beneficial owner of the shares on February 27, 2017, the record date for voting. Please note that cameras and other recording devices will not be allowed in the meeting.

THERE WILL BE NO SOLICITATION OF PROXIES BY THE BOARD OF DIRECTORS OF THE COMPANY.

By order of the Board of Directors.

Gregory L. Nelson
Senior Vice President, General Counsel and Secretary

St. Louis, Missouri

March 15, 2017

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF THIS INFORMATION STATEMENT:

THIS INFORMATION STATEMENT AND THE 2016 FORM 10-K, INCLUDING CONSOLIDATED FINANCIAL STATEMENTS, ARE AVAILABLE TO YOU AT WWW.AMEREN.COM/AMERENILLINOISINFOSTATEMENT.

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QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Information Statement of Ameren Illinois Company

(First sent or given to shareholders on or about March 15, 2017)

Principal Executive Offices:

6 Executive Drive

Collinsville, IL 62234

FORWARD-LOOKING INFORMATION

Statements in this information statement not based on historical facts are considered “forward-looking” and, accordingly, involve risks and uncertainties that could cause actual results to differ materially from those discussed. Although such forward-looking statements have been made in good faith and are based on reasonable assumptions, there is no assurance that the expected results will be achieved. These statements include (without limitation) statements as to future expectations, beliefs, plans, strategies, objectives, events, conditions, and financial performance. In connection with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, we are providing this cautionary statement to disclose that there are important factors that could cause actual results to differ materially from those anticipated. Reference is made to our Annual Report on Form 10-K for the year ended December 31, 2016 (the “2016 Form 10-K”) filed with the Securities and Exchange Commission (the “SEC”) for a list of such factors.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Q.	When and where will the annual meeting be held?

A.              The Annual Meeting of Shareholders of Ameren Illinois Company, doing business as Ameren Illinois (the “Company,” “Ameren Illinois,” “we,” “us” and “our”), will be held on Thursday, April 27, 2017 (the “Annual Meeting”), and at any adjournment thereof. Our Annual Meeting will be held at the St. Louis Art Museum, One Fine Arts Drive, Forest Park, St. Louis, Missouri 63110, at 10:30 a.m. CDT.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Q.	What is our relationship with Ameren Corporation?

A.              The Company; Union Electric Company, doing business as Ameren Missouri (“Ameren Missouri”); Ameren Transmission Company of Illinois (“ATXI”); and Ameren Services Company (“Ameren Services”) are the principal direct or indirect subsidiaries of Ameren Corporation (“Ameren”), a holding company.

Ameren has common equity securities listed on the New York Stock Exchange (“NYSE”) and holds either directly or indirectly more than 50 percent of the voting power of each of Ameren Illinois, Ameren Missouri and Ameren Services. Ameren Illinois has no securities listed on the NYSE and is therefore exempt from all of the corporate governance rules of the NYSE (Section 303A of the NYSE’s Listed Company Manual).

Ameren Illinois’ Annual Meeting will be held in conjunction with the Ameren and Ameren Missouri annual meetings.

Q.	When and to whom will our Form 10-K be sent?

A.              Our 2016 Form 10-K is being sent, along with the Notice of Annual Meeting and this information statement, to all of our shareholders of record at the close of business on February 27, 2017, which is the record date for the determination of shareholders entitled to vote at the meeting. Note that the 2016 Form 10-K is a combined report for Ameren, Ameren Illinois and Ameren Missouri, which comprise all Ameren companies reporting under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

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QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Q.	Who is entitled to vote?

A.              Only shareholders of record of our common stock, without par value (“Common Stock”) and our cumulative preferred stock, $100 par value (“Preferred Stock”) at the close of business on the record date, February 27, 2017, are entitled to vote at the Annual Meeting. Our two classes of outstanding voting securities on such date consisted of 25,452,373 shares of Common Stock, all of which were owned by Ameren, and 616,324 shares of Preferred Stock of various series.

Q.	What will I be voting on?

A.              Five directors are to be elected at the Annual Meeting to serve until the next annual meeting of shareholders and until their respective successors have been duly elected and qualified.

Q.	How many votes do I have?

A.              Our Common Stock and Preferred Stock vote together as a single class on the election of directors. Each shareholder is entitled to one vote for each share of our stock held (whether Common Stock or Preferred Stock), on each matter submitted to a vote at the Annual Meeting, except that in the election of directors, each shareholder is entitled to vote cumulatively. Accordingly, each shareholder may cast votes equal to the number of directors to be elected multiplied by the number of shares held by that shareholder for only one nominee, or those votes may be distributed among any two or more nominees.

Q.	How many shares must be present to hold the Annual Meeting?

A.              As provided in our Bylaws, in order to conduct the Annual Meeting, holders of more than one-half of the outstanding shares entitled to vote must be present in person or represented by proxy so that there is a quorum.

In determining whether a quorum is present at the Annual Meeting, shares represented by a proxy that directs that the shares abstain from voting or that a vote be withheld on a matter, will be deemed to be represented at the meeting for quorum purposes. Shares as to which voting instructions are given as to at least one of the matters to be voted on will also be deemed to be so represented. If the proxy states how shares will be voted in the absence of instructions by the shareholder, such shares will be deemed to be represented at the meeting.

Q.	What are the vote requirements for each matter?

A.              For the election of directors, the five nominees receiving the highest number of votes of the shares entitled to vote and represented in person or by proxy at the meeting at which a quorum is present will be elected as directors. For all other matters, if any are properly presented at the meeting, the decision of a majority of the shares entitled to vote on the subject matter and represented in person or by proxy at the meeting at which a quorum is present will be valid as an act of the shareholders, unless a larger vote is required by law, the Company’s Bylaws or the Company’s Restated Articles of Incorporation. In tabulating the number of votes on such matters (i) shares represented by a proxy which directs that the shares abstain from voting or that a vote be withheld on a matter will be deemed to be represented at the meeting as to such matter, (ii) except as provided in (iii) below, shares represented by a proxy as to which voting instructions are not given as to one or more matters to be voted on will not be deemed to be represented at the meeting for the purpose of the vote as to such matter or matters and (iii) a proxy which states how shares will be voted in the absence of instructions by the shareholder as to any matter will be deemed to give voting instructions as to such matter. Shareholder votes are certified by independent inspectors of election.

Q.	How do I vote?

A.              We have been informed that Ameren intends to cast the votes of all of the outstanding shares of our Common Stock for the election of the nominees for directors named in Item (1). Accordingly, this matter is

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QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

expected to be approved. Therefore, the Board of Directors considered it unnecessary to solicit proxies for the Annual Meeting. However, if you wish to vote your shares of Preferred Stock, you may do so by attending the Annual Meeting in person and casting your vote by a ballot which will be provided for that purpose.

Q.	How can I access this Information Statement and the 2016 Form 10-K online?

A.              This information statement and the 2016 Form 10-K, including financial statements, are available to you at www.ameren.com/AmerenIllinoisInfoStatement.

Q.	How can I obtain this Information Statement if a “street name” holder households the Company’s Information Statements for me?

A.              The Company has been notified that certain banks, brokers and other nominees may household the Company’s information statements for shareholders who hold Company shares with the bank, broker or other nominee in “street” name and have consented to householding. In this case, you may request individual copies of the information statement by contacting your bank, broker or other nominee.

Q.	How do I review the list of shareholders?

A.              The names of shareholders of record entitled to vote at the Annual Meeting will be available at the Annual Meeting and, for ten days prior to the Annual Meeting, at the Office of the Secretary of the Company.

Q.	Can I listen to the Annual Meeting online?

A.              The Annual Meeting will be webcast live on April 27, 2017. You are invited to visit www.ameren.com at 10:30 a.m. CDT on April 27, 2017, to hear the webcast of the Annual Meeting. On the home page, you will click on “Live Webcast 2017 – Annual Meeting”, 10:30 a.m. CDT,” then the appropriate audio link. The webcast will remain on Ameren’s website for one year. You cannot record your vote on this webcast.

Q.	How do I contact the Company about Annual Meeting matters?

A.              You may reach us:

- by mail addressed to

Office of the Secretary

Ameren Illinois Company

P.O. Box 66149, Mail Code 1370

St. Louis, MO 63166-6149

- by calling toll free 1-800-255-2237 (or in the St. Louis area 314-554-3502).

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ITEMS YOU MAY VOTE ON

ITEMS YOU MAY VOTE ON

ITEM (1): ELECTION OF DIRECTORS

Five directors are to be elected at the Annual Meeting to serve until the next annual meeting of shareholders and until their respective successors have been duly elected and qualified. In the event that any nominee for election as director should become unavailable to serve, votes will be cast for such substitute nominee or nominees as may be nominated by the Nominating and Corporate Governance Committee of Ameren’s Board of Directors and approved by the Board of Directors. The Nominating and Corporate Governance Committee, as described below, performs its committee functions for our Board. The Board of Directors knows of no reason why any nominee will not be able to serve as director. The five nominees for director who receive the most votes will be elected.

Our Board of Directors is currently comprised of five directors (Richard J. Mark, Martin J. Lyons, Jr., Craig D. Nelson, Gregory L. Nelson and David N. Wakeman), each of whom is an officer of the Company or its affiliates. As discussed below, the Audit and Risk Committee, as well as the Nominating and Corporate Governance Committee, Human Resources Committee, Nuclear and Operations Committee and Finance Committee of Ameren’s Board of Directors, perform committee functions for our Board.

INFORMATION CONCERNING NOMINEES TO THE BOARD OF DIRECTORS

The nominees for our Board of Directors are listed below, along with their age as of December 31, 2016, tenure as director, other directorships held by such nominee during the previous five years and business background for at least the last five years. Each nominee’s biography below also includes a description of the specific experience, qualifications, attributes or skills of each director or nominee that led Ameren’s Board to conclude that such person should serve as a director of the Company. The fact that we do not list a particular experience, qualification, attribute or skill for a director nominee does not mean that nominee does not possess that particular experience, qualification, attribute or skill. In addition to those specific experiences, qualifications, attributes or skills detailed below, each director or nominee has demonstrated the highest professional and personal ethics, a broad experience in business, government, education or technology, the ability to provide insights and practical wisdom based on their experience and expertise, a commitment to enhancing shareholder value, compliance with legal and regulatory requirements, and the ability to develop a good working relationship with other Board members and contribute to the Board’s working relationship with senior management of the Company. In assessing the composition of the Board of Directors, Ameren’s Nominating and Corporate Governance Committee recommends Board nominees so that collectively, the Board is balanced by having the necessary experience, qualifications, attributes and skills and that no nominee is recommended because of one particular criterion. See “— CORPORATE GOVERNANCE — Consideration of Director Nominees” below for additional information regarding director nominees and the nominating process.

Each nominee has consented to being nominated for director and has agreed to serve if elected. No arrangement or understanding exists between any nominee and the Company or, to the Company’s knowledge, any other person or persons pursuant to which any nominee was or is to be selected as a director or nominee. There are no family relationships between any director, executive officer, or person nominated or chosen by us to become a director or executive officer. All of the nominees for election to the Board were unanimously recommended by the Nominating and Corporate Governance Committee of Ameren’s Board of Directors and were unanimously nominated by our Board of Directors. We have been informed that Ameren intends to cast the votes of all of the outstanding shares of our Common Stock for the election of the nominees named below.

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ITEMS YOU MAY VOTE ON

RICHARD J. MARK

CHAIRMAN AND PRESIDENT OF THE COMPANY

Director since: 2012

Age: 61

EXECUTIVE EXPERIENCE:

Mr. Mark was elected Vice President-Customer Service of Ameren Services in 2002. In 2003, he was elected Vice President-Governmental Policy and Consumer Affairs at Ameren Services with responsibility for government affairs, economic development and community relations for Ameren’s utility subsidiaries, including the Company. In 2005, Mr. Mark was elected to the Board of Directors and as Senior Vice President, Customer Operations of Ameren Missouri, with responsibility for Missouri energy delivery. In 2007, he relinquished his position at Ameren Services. In 2012, Mr. Mark was elected to the Board of Directors and as Chairman and President of the Company, and relinquished his directorship and position at Ameren Missouri.

Mr. Mark also served as the director of Ameren Missouri from 2005 to 2012.

SKILLS AND QUALIFICATIONS:

Based primarily upon Mr. Mark’s executive management and directorship experience; significant consumer and regulatory affairs and administrative skills and experience; and tenure with Ameren Missouri (and its affiliates), Ameren’s Board concluded that Mr. Mark should serve as a director of the Company.

MARTIN J. LYONS, JR.

EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER OF THE COMPANY, AMEREN AND AMEREN MISSOURI AND CHAIRMAN AND PRESIDENT OF AMEREN SERVICES

Director since: 2009

Age: 50

EXECUTIVE EXPERIENCE:

Mr. Lyons joined the Company, Ameren Missouri, Ameren and Ameren Services in 2001 as Controller. Mr. Lyons was elected Vice President of the Company, Ameren Missouri, Ameren and Ameren Services in 2003. In 2007, his positions at the Company were changed to Vice President and Principal Accounting Officer. In 2008, Mr. Lyons was elected Senior Vice President and Principal Accounting Officer of Ameren and its subsidiaries. In 2009, Mr. Lyons assumed the positions of Senior Vice President and Chief Financial Officer, while remaining as the Principal Accounting Officer, of the Company, Ameren Missouri, Ameren and Ameren Services. In 2013, Mr. Lyons was elected Executive Vice President and Chief Financial Officer of the Company, Ameren, Ameren Missouri and Ameren Services. In 2016, Mr. Lyons was elected Chairman and President of Ameren Services and relinquished his position as Executive Vice President and Chief Financial Officer of Ameren Services.

Mr. Lyons serves or served as a director of the following Ameren entities (current and former):

• Ameren Missouri, 2009 – present • Ameren Energy Generating Company, 2009 – 2013	• Ameren Services, 2010 – present • ATXI, 2009 – present

SKILLS AND QUALIFICATIONS:

Based primarily upon Mr. Lyons’ executive management experience; strong accounting, financial and administrative skills and experience; and tenure with the Company (and its current and former affiliates), Ameren’s Board concluded that Mr. Lyons should serve as a director of the Company.

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ITEMS YOU MAY VOTE ON

CRAIG D. NELSON

SENIOR VICE PRESIDENT, REGULATORY AFFAIRS AND FINANCIAL SERVICES OF THE COMPANY

Director since: 2015

Age: 63

EXECUTIVE EXPERIENCE:

Mr. Nelson joined the Company as a Tax Accountant in 1979, and was promoted to Income Tax Supervisor in that year. In 1999, he was elected Vice President, Corporate Planning for Ameren Services. In 2004, Mr. Nelson was elected Vice President, Strategic Initiatives for Ameren Services. In 2006, he was elected Vice President, Power Supply Acquisition for Ameren Illinois, and assumed the role of Vice President, Regulatory Affairs & Financial Services in 2007. In 2009, Mr. Nelson was elected Senior Vice President, Regulatory Affairs & Financial Services.

SKILLS AND QUALIFICATIONS:

Based primarily upon Mr. Nelson’s significant management experience; extensive accounting, tax, regulatory and administrative skills and experience; and tenure with the Company (and its current and former affiliates), Ameren’s Board concluded that Mr. Nelson should serve as a director of the Company.

GREGORY L. NELSON

SENIOR VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY OF THE COMPANY, AMEREN, AMEREN MISSOURI AND AMEREN SERVICES

Director since: 2011

Age: 59

EXECUTIVE EXPERIENCE:

Mr. Nelson joined Ameren Missouri in 1995 as a manager in the Tax Department and assumed a similar position with Ameren Services in 1998. Mr. Nelson was elected Vice President and Tax Counsel of Ameren Services in 1999, and Vice President of the Company and Ameren Missouri in 2003. In 2010, Mr. Nelson was elected Vice President, Tax and Deputy General Counsel of Ameren Services, while remaining Vice President of the Company and Ameren Missouri. In 2011, Mr. Nelson was elected Senior Vice President, General Counsel and Secretary of the Company, Ameren, Ameren Missouri and Ameren Services.

Mr. Nelson serves or served as a director of the following Ameren entities (current and former):

• Ameren Energy Generating Company, 2011 – 2013	• Ameren Missouri, 2011 – present
• Ameren Services, 2011 – present	• ATXI, 2011 – present

SKILLS AND QUALIFICATIONS:

Based primarily upon Mr. Nelson’s significant management experience; extensive legal, tax, regulatory and administrative skills and experience; and tenure with the Company (and its current and former affiliates), Ameren’s Board concluded that Mr. Nelson should serve as a director of the Company.

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ITEMS YOU MAY VOTE ON

DAVID N. WAKEMAN

SENIOR VICE PRESIDENT, CORPORATE SAFETY, OPERATIONS OVERSIGHT AND OPTIMIZATION OF AMEREN SERVICES

Director since: 2017

Age: 56

EXECUTIVE EXPERIENCE:

Mr. Wakeman joined Ameren Missouri in 1982 as a Mechanic’s Helper. In 1990, he was promoted to engineer and became a Supervising Engineer in 1999. In 2003, Mr. Wakeman was promoted to Manager of Distribution Operating and in 2009 was promoted to Vice President, Energy Delivery. In 2014, he was elected Senior Vice President, Operations & Technical Services. In 2015, he was elected Senior Vice President, Customer Operations. In January 2017, he was elected Senior Vice President, Corporate Safety, Operations Oversight and Optimization of Ameren Services.

Mr. Wakeman has also served as a director of Ameren Missouri since 2016.

SKILLS AND QUALIFICATIONS:

Based primarily upon Mr. Wakeman’s significant management experience; strong strategic planning, operations, engineering and administrative skills and experience; and tenure with the Company (and its current and former affiliates), Ameren’s Board concluded that Mr. Wakeman should serve as a director of the Company.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR

THE ELECTION OF THESE DIRECTOR NOMINEES.

BOARD STRUCTURE

Board and Committee Meetings and Annual Meeting Attendance

During 2016, the Board of Directors met four times. All then-incumbent directors attended or participated in 75 percent or more of the aggregate number of meetings of the Board and the Board Committees of which they were members held during the period for which such directors have been directors.

The Company has adopted a policy under which Board members are expected to attend each shareholders’ meeting. At the 2016 annual meeting of shareholders, all of the then-incumbent directors (and nominated for election in 2016) were in attendance.

Board Leadership Structure

The Company’s Bylaws delegate to the Company’s Board of Directors the right to exercise its discretion to either separate or combine the offices of Chairman of the Board and President. The Board annually considers the appropriate leadership structure for the Company and has concluded that the Company and its shareholders are best served by the Board retaining discretion to determine whether the same individual should serve as both Chairman of the Board and President. This decision is based upon the Board’s determination of what is in the best interests of the Company and its shareholders, in light of then-current and anticipated future circumstances and taking into consideration succession planning, skills and experience of the individual(s) filling those positions, and other relevant factors. The Board has determined that the Board leadership structure that is most appropriate at this time, given the specific characteristics and circumstances of the Company and the skills and experience of Mr. Mark, is a leadership structure that combines the roles of Chairman of the Board and President with Mr. Mark filling those roles for the following primary reasons:

•	such a Board leadership structure has served the Company and its shareholders well, and the Board believes this structure will continue to serve us well, based primarily on Mr. Mark’s background, skills and experience, as detailed in his biography above;

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ITEMS YOU MAY VOTE ON

•	since Ameren owns all of the Company’s Common Stock, the Company receives significant independent oversight by Ameren’s Board of Directors (for example, only independent directors serve on all standing Board committees, including the Audit and Risk Committee, the Human Resources Committee and the Nominating and Corporate Governance Committee of Ameren’s Board (see “— Board Committees” below); Ameren’s Nominating and Corporate Governance Committee recommends to Ameren’s Board, and Ameren’s Board subsequently nominates, director candidates for the Company’s Board; and any Company director, as a result of Ameren’s ownership of all the Company’s Common Stock, may be removed by Ameren’s Board at any time, with or without cause);

•	the combined Chairman and President/CEO position continues to be the principal board leadership structure among public companies in the United States, including Ameren’s peer companies; and

•	there is no empirical evidence that separating the roles of Chairman and President/CEO improves returns for shareholders.

Based on oversight by Ameren’s Board, as described above, Ameren’s ownership of all the Company’s Common Stock and the economic rights of the holders of the Preferred Stock being senior in priority to the Common Stock, and the Company’s current Board composition and leadership structure, the Board has not appointed a lead independent director. The Board recognizes that depending on the specific characteristics and circumstances of the Company, other leadership structures might also be appropriate. The Company is committed to reviewing this determination on an annual basis.

Risk Oversight Process

Given the importance of monitoring risks, Ameren’s Board has determined to utilize a committee specifically focused on oversight of the risk management of Ameren and its subsidiaries, including the Company. Ameren’s Board has charged its Audit and Risk Committee with oversight responsibility of Ameren’s and its subsidiaries’ overall business risk management process, which includes the identification, assessment, mitigation and monitoring of risks for Ameren and its subsidiaries. Ameren’s Audit and Risk Committee meets on a regular basis to review the business risk management processes, at which time applicable members of Ameren’s and the Company’s senior management provide reports to the Audit and Risk Committee. Ameren’s Audit and Risk Committee coordinates this oversight with other committees of Ameren’s Board having primary oversight responsibility for specific risks (see “— Board Committees — Ameren Standing Board Committee and Function” below). Each of Ameren’s standing Board committees, in turn, receives regular reports from members of Ameren’s and the Company’s senior management concerning its assessment of Ameren and Company risks within the purview of such committee. Each such committee also has the authority to engage independent advisers. The risks that are not specifically assigned to an Ameren Board committee are considered by Ameren’s Audit and Risk Committee through its oversight of the business risk management process of Ameren and its subsidiaries. Ameren’s Audit and Risk Committee then discusses with members of Ameren’s and the Company’s senior management methods to mitigate such risks.

Notwithstanding Ameren’s Board of Directors’ oversight delegation to Ameren’s Audit and Risk Committee, the entire Board is actively involved in risk oversight. Ameren’s Audit and Risk Committee annually reviews for Ameren’s Board which committees maintain oversight responsibilities described above and the overall effectiveness of the business risk management process. In addition, at each of its meetings, Ameren’s Board receives a report from the Chair of the Audit and Risk Committee, as well as from the Chair of each of the other standing committees of Ameren’s Board identified below, each of which is currently chaired by an independent director. Ameren’s Board then discusses and deliberates on the risk management practices of Ameren and its subsidiaries. Through the process outlined above, Ameren’s Board believes that the leadership structure of Ameren’s Board supports effective oversight of the risk management of Ameren and its subsidiaries.

Consideration of Risks Associated with Compensation

In evaluating the material elements of compensation available to executives and other Company employees, Ameren’s Human Resources Committee takes into consideration whether the compensation

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ITEMS YOU MAY VOTE ON

policies and practices of Ameren and certain of its subsidiaries, including the Company, may incentivize behaviors that might lead to excessive risk taking. Ameren’s Human Resources Committee, with the assistance of its independent compensation consultant, Meridian Compensation Partners, LLC (“Meridian”), and Ameren management, reviews the compensation policies and practices each year for design features that have the potential to encourage excessive risk taking. The program contains multiple design features that manage or mitigate these potential risks, including:

•	an appropriate balance of fixed and variable pay opportunities;

•	caps on incentive plan payouts;

•	the use of multiple performance measures in the compensation program;

•	measurement of performance at the corporate level;

•	a mix between short-term and long-term incentives, with an emphasis for executives on rewarding long-term performance;

•	Ameren Human Resources Committee discretion regarding individual executive awards;

•	oversight by non-participants in the plans;

•	the code of conduct, internal controls and other measures implemented by Ameren and its subsidiaries, including the Company;

•	the existence of anti-hedging and anti-pledging policies for executives;

•	the existence of a clawback provision in the 2014 Omnibus Incentive Compensation Plan (the “2014 Plan”) and 2006 Omnibus Incentive Compensation Plan (the “2006 Plan”) that applies to annual and long-term incentive plan grants; and

•	stock ownership requirements applicable to members of Ameren’s management team (including the NEOs as defined under “EXECUTIVE COMPENSATION — COMPENSATION DISCUSSION AND ANALYSIS” below, other officers who are subject to reporting under Section 16 of the Securities Exchange Act of 1934 (collectively the “Section 16 Officers”), and other members of Ameren’s Senior Leadership Team) and stock ownership guidelines applicable to all other members of Ameren’s management team.

Based upon the above considerations, Ameren’s Human Resources Committee determined that the Company’s compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.

BOARD COMMITTEES

The Board of Directors has a standing Executive Committee, with such duties as may be delegated to it from time to time by the Board and authority to act on most matters concerning management of the Company’s business during intervals between Board meetings. The Executive Committee did not meet or act by unanimous written consent without a meeting in 2016. The present members of this committee are Messrs. Mark, Lyons and G. Nelson.

In addition, as described below, the Board of Directors utilizes the Audit and Risk Committee, Human Resources Committee, Nominating and Corporate Governance Committee, Nuclear and Operations Committee and Finance Committee of Ameren’s Board of Directors to perform such committee functions for the Company’s Board. The chairs and members of those committees are recommended by Ameren’s Nominating and Corporate Governance Committee, appointed annually by Ameren’s Board and are identified below. Ameren’s Audit and Risk Committee, Human Resources Committee, and Nominating and Corporate Governance Committee are comprised entirely of non-management directors, each of whom Ameren’s Board of Directors has determined to be “independent” as defined by the relevant provisions of the Sarbanes-Oxley Act of 2002, the NYSE listing standards and Ameren’s Policy Regarding Nominations of Directors (the “Director Nomination Policy”). In addition, Ameren’s Nuclear and Operations Committee and Finance Committee are currently comprised entirely of non-management directors, each of whom Ameren’s Board has

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ITEMS YOU MAY VOTE ON

also determined to be “independent” under the Director Nomination Policy. A more complete description of the duties of each standing Board committee is contained in each standing Board committee’s charter available at www.ameren.com/Investors.

Ameren Standing Board Committee and Function	Chair and Members	Meetings in 2016

Ameren’s Audit and Risk Committee

•   Appoints and oversees the independent registered public accountants; pre-approves all audit, audit-related services and non-audit engagements with independent registered public accountants.

•   Ensures that the lead and concurring audit partners of the independent accountants are rotated at least every five years, as required by the Sarbanes-Oxley Act of 2002; considers a potential rotation of the independent accountant firm.

•   Evaluates the qualifications, performance and independence of the independent accountant, including a review and evaluation of the lead partner of the independent accountant, taking into account the opinions of management and the Company’s internal auditors, and presents its conclusions to the full Board on an annual basis.

•   Approves the annual internal audit plan, annual staffing plan and financial budget of the internal auditors; reviews with management the design and effectiveness of internal controls over financial reporting.

•   Reviews with management and independent registered public accountants the scope and results of audits and financial statements, disclosures and earnings press releases.

•   Reviews the appointment, replacement, reassignment or dismissal of the leader of internal audit or approves the retention of, and engagement terms for, any third-party provider of internal audit services; reviews the internal audit function.

•   Reviews with management the business risk management processes, which include the identification, assessment, mitigation and monitoring of risks on an Ameren-wide basis.

•   Coordinates its oversight of business risk management with other Ameren Board committees having primary oversight responsibilities for specific risks.

•   Oversees an annual audit of Ameren’s political contributions; performs other actions as required by the Sarbanes-Oxley Act of 2002, the NYSE listing standards and its Charter.

•   Establishes a system by which employees may communicate directly with members of the Committee about accounting, internal controls and financial reporting deficiency.

•   Performs its committee functions for all Ameren subsidiaries, including the Company, which are registered companies pursuant to the Exchange Act.

Each of Walter J. Galvin and J. Edward Coleman qualifies as an “audit committee financial expert” as that term is defined by the SEC.

	Walter J. Galvin, Chair Catherine S. Brune J. Edward Coleman Ellen M. Fitzsimmons	9
Ameren’s Human Resources Committee • Reviews and approves objectives relevant to the compensation of the Chief Executive Officer of Ameren and Presidents of its subsidiaries, including the Company, as well as other executive officers. • Administers and approves awards under Ameren’s incentive compensation plan. • Administers and approves incentive compensation plans, executive employment agreements, if any, severance agreements and change in control agreements.	James C. Johnson, Chair Richard J. Harshman Steven H. Lipstein Stephen R. Wilson	5

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Ameren Standing Board Committee and Function	Chair and Members	Meetings in 2016

•   Reviews with management, and prepares an annual report regarding, the Compensation Discussion and Analysis section of Ameren’s Form 10-K and proxy statement and the Form 10-K and information statement of the Company and other Ameren subsidiaries which are registered companies pursuant to the Exchange Act.

•   Acts on important policy matters affecting personnel; recommends to Ameren’s Board amendments to those pension plans sponsored by Ameren or any of its subsidiaries, including the Company, except as otherwise delegated.

•   Performs other actions as required by the NYSE listing standards and its Charter, including the retention of outside compensation consultants and other outside advisors.

•   Performs its committee functions for all Ameren subsidiaries, including the Company, which are registered companies pursuant to the Exchange Act.

•   Reviews Ameren’s compensation policies and practices to determine whether they encourage excessive risk taking.

Ameren’s Nominating and Corporate Governance Committee

•   Adopts policies and procedures for identifying and evaluating director nominees; identifies and evaluates individuals qualified to become Board members and director candidates, including individuals recommended by shareholders.

•   Reviews the Board’s policy for director compensation and benefits.

•   Establishes a process by which shareholders and other interested persons will be able to communicate with members of the Board.

•   Develops and recommends to the Board corporate governance guidelines; oversees Ameren’s code of business conduct (referred to as its Principles of Business Conduct), its Code of Ethics for Principal Executive and Senior Financial Officers and its Policy and Procedures with Respect to Related Person Transactions (see “— CORPORATE GOVERNANCE” below), which are applicable to the Company as well as Ameren.

•   Assures that Ameren and its subsidiaries, including the Company, address relevant public affairs issues from a perspective that emphasizes the interests of its key constituents (including, as appropriate, shareholders, employees, communities and customers); reviews and recommends to the Ameren Board shareholder proposals for inclusion in proxy materials that relate to public affairs and/or corporate social responsibility issues.

•   Reviews semi-annually with management the performance for the immediately preceding six months regarding constituent relationships (including, as appropriate, relationships with shareholders, employees, communities and customers).

•   Performs other actions as required by the NYSE listing standards and its Charter, including the retention of independent legal counsel and other advisors.

•   Performs its committee functions for all Ameren subsidiaries, including the Company, which are registered companies pursuant to the Exchange Act.

	Ellen M. Fitzsimmons, Chair Catherine S. Brune Rafael Flores Gayle P. W. Jackson	5

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Ameren Standing Board Committee and Function	Chair and Members	Meetings in 2016

Ameren’s Nuclear and Operations Committee

•   Oversees and reviews Ameren’s nuclear and other electric generation and electric and gas transmission and distribution operations, including safety, performance and compliance issues and risk management policies and practices related to such operations.

•   Reviews the impact of any significant changes in, and oversees compliance with, laws, regulations and standards specifically related to Ameren’s facilities and operations.

•   Reviews the results of major inspections and evaluations by regulatory agencies and oversight groups and management’s response thereto.

•   Reviews and reports to the Board on the effectiveness of management in operating and managing Ameren’s operating facilities, including Ameren’s nuclear energy center.

•   Performs other actions as required by its Charter, including the retention of legal, accounting or other advisors.

	Richard J. Harshman, Chair J. Edward Coleman Rafael Flores Gayle P. W. Jackson James C. Johnson	6(1)

Ameren’s Finance Committee

•   Oversees overall financial policies and objectives of Ameren and its subsidiaries, including the Company, including capital project review and approval of financing plans and transactions, investment policies and rating agency objectives.

•   Reviews and makes recommendations regarding Ameren’s dividend policy.

•   Reviews and recommends to Ameren’s Board the capital budget of Ameren and its subsidiaries, including the Company; reviews, approves and monitors all capital projects with estimated capital expenditures of between $25 million and $50 million; recommends to Ameren’s Board and monitors all capital projects with estimated capital costs in excess of $50 million.

•   Reviews and recommends to Ameren’s Board Ameren’s and its subsidiaries’, including the Company’s, debt and equity financing plans.

•   Oversees the commodity risk assessment process, system of controls and compliance with established risk management policies and procedures for Ameren and its subsidiaries, including the Company.

•   Performs other actions as required by its Charter, including the retention of legal, accounting or other advisers.

	Stephen R. Wilson, Chair Walter J. Galvin Steven H. Lipstein	7

(1)	This number includes meetings held in 2016 by the Nuclear Oversight and Environmental Committee, before it was reconstituted as the Nuclear and Operations Committee in April 2016.

CORPORATE GOVERNANCE

Corporate Governance Policies, Committee Charters and Codes of Conduct

Ameren’s Board of Directors has adopted a Director Nomination Policy, a Policy Regarding Communications to the Board of Directors, a Policy and Procedures with Respect to Related Person Transactions, each applicable to Ameren and certain of its subsidiaries, including the Company, and written charters for its Audit and Risk Committee, Human Resources Committee, Nominating and Corporate Governance Committee, Nuclear and Operations Committee and Finance Committee. Ameren’s Board of Directors also has adopted a code of business conduct (referred to as Ameren’s Principles of Business Conduct) applicable to all of the directors, officers and employees of Ameren and its subsidiaries, including the

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Company, and a Code of Ethics for Principal Executive and Senior Financial Officers of all Ameren companies. These documents and other items relating to the governance of the Company can be found in the Investors’ section of Ameren’s website at www.ameren.com/investors. These documents are also available in print free of charge to any shareholder who requests them from the Office of the Company’s Secretary.

Standing Board Committee Governance Practices

The standing Board committees focus on good governance practices. These include:

•	requiring several meetings to discuss important decisions;

•	receiving meeting materials several days in advance of meetings; and

•	conducting executive sessions with committee members only.

Human Resources Committee Governance Practices

The Ameren Human Resources Committee obtains professional advice from an independent compensation consultant engaged directly by and who reports to the Committee. It is the Ameren Human Resources Committee’s view that its compensation consultant should be able to render candid and expert advice independent of management’s influence. In February 2017, Ameren’s Human Resources Committee approved the continued engagement of Meridian as its independent compensation consulting firm. In its decision to retain Meridian as its independent compensation consultant, the Committee gave consideration to a broad range of attributes necessary to assist the needs of the Committee in setting compensation, including:

•	a track record in providing independent, objective advice;

•	broad organizational knowledge;

•	industry reputation and experience;

•	in-depth knowledge of competitive pay levels and practices; and

•	responsiveness and working relationship.

Meridian representatives attended all of the Ameren Human Resources Committee meetings during 2016. At the Human Resources Committee’s request, the consultant met separately with the Committee members outside the presence of management at each meeting, and spoke separately with the Committee Chair and other Committee members between meetings, as necessary or desired.

During 2016, the Committee requested of Meridian the following items:

•	market pay and market trend analyses, which assist the Committee in targeting executive compensation at the desired level versus market;

•	a review of change-in-control and severance provisions to help the Committee evaluate their appropriateness;

•	comparisons of short-term incentive payouts and financial performance to utility peers, which the Committee uses to evaluate prior-year short-term incentive goals and set future short-term incentive goals;

•	preparation of tally sheets of compensation components, which the Committee uses to evaluate the cumulative impact of prior compensation decisions;

•	review and advice on the Compensation Discussion and Analysis section included in Ameren’s proxy statement to ensure full, accurate and clear disclosure, and other executive compensation-related proxy statement items;

•	advice in connection with the Committee’s risk analysis of Ameren’s and its subsidiaries’, including the Company’s, compensation policies and practices, in furtherance of the Committee’s responsibilities pursuant to its charter;

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ITEMS YOU MAY VOTE ON

•	advice with respect to legal, regulatory and/or accounting considerations impacting Ameren’s compensation and benefit programs, to ensure the Committee is aware of external views regarding the programs; and

•	other requests relating to executive compensation issues.

Other than services provided to Ameren’s Human Resources Committee as set forth above and for Ameren’s Nominating and Corporate Governance Committee as described below, Meridian did not perform any other services for Ameren or any of its subsidiaries, including the Company, in 2016.

Pursuant to its letter agreement with the Ameren Human Resources Committee, if Ameren or management of Ameren proposes that Meridian perform services for Ameren or management of Ameren other than in Meridian’s retained role as consultant to the Committee and Ameren’s Nominating and Corporate Governance Committee, any such proposal is required to be submitted to the Committee for approval before such services begin.

Each of Ameren’s Human Resources Committee and Nominating and Corporate Governance Committee has procedures for the purpose of determining whether the work of any compensation consultant raises any conflict of interest. Pursuant to such procedures, in December 2016 each such committee considered various factors, including the six factors mandated by SEC rules, and determined that with respect to executive compensation-related matters, no conflict of interest was raised by the work of Meridian.

Delegation of Authority

Ameren’s Human Resources Committee has delegated authority to Ameren’s Administrative Committee, comprised of designated members of Ameren’s management, to approve changes, within specified parameters, to certain of Ameren’s and the Company’s retirement plans. It has also delegated authority to management to make pro rata equity grants in the first year of eligibility for receipt of Performance Share Unit Awards (“PSUP Awards”) to executives who, while not Section 16 Officers, are newly promoted into a PSUP Award eligible role or hired into a PSUP Award eligible role during the year. In addition, Ameren’s Human Resources Committee has delegated to Ameren’s Chief Executive Officer the authority to make discretionary grants of equity awards from a pre-authorized pool of shares of Ameren Common Stock to executives who are not Section 16 Officers. Ameren will ensure the total value of the equity grants made by the Chief Executive Officer does not exceed a specified limit.

Role of Executive Officers

The role of executive officers in compensation decisions for 2016 is described below under “EXECUTIVE COMPENSATION – COMPENSATION DISCUSSION AND ANALYSIS.” Mr. Mark, as President of the Company, was not involved in determining his own compensation. See “EXECUTIVE COMPENSATION – COMPENSATION DISCUSSION AND ANALYSIS” below.

Human Resources Committee Interlocks and Insider Participation

The current members of Ameren’s Human Resources Committee of the Board of Directors, Messrs. Johnson, Harshman, Lipstein and Wilson, were not at any time during 2016 or at any other time officers or employees of Ameren or its subsidiaries, including the Company, and no member had any relationship with Ameren or its subsidiaries, including the Company, requiring disclosure under applicable SEC rules.

No executive officer of Ameren or its subsidiaries, including the Company, has served on the board of directors or compensation committee of any other entity that has or has had one or more executive officers who served as a member of the Board of Directors of Ameren or its subsidiaries, including the Company or the Human Resources Committee during 2016.

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Consideration of Director Nominees

Ameren’s Nominating and Corporate Governance Committee will consider director nominations from shareholders in accordance with Ameren’s Director Nomination Policy, which can be found in the Investors’ section of Ameren’s website at www.ameren.com. The Committee will consider as a candidate any director of the Company who has indicated to the Committee that he or she is willing to stand for reelection as well as any other person who is recommended by shareholders of the Company who provide the required information and certifications within the time requirements, as set forth in the Director Nomination Policy. The Committee may also undertake its own search process for candidates and may retain the services of professional search firms or other third parties to assist in identifying and evaluating potential nominees. The Company does not normally pay any third party search firm a fee to identify or evaluate or assist in identifying or evaluating nominees and did not do so with regard to the nominees recommended for election in this information statement.

In considering a potential nominee for the Board, shareholders should note that in selecting candidates, Ameren’s Nominating and Corporate Governance Committee endeavors to find individuals of high integrity who have a solid record of leadership and accomplishment in their chosen fields and who display the independence to effectively represent the best interests of all shareholders. Candidates are selected for their ability to exercise good judgment, to provide practical insights and diverse perspectives and to contribute to the regular refreshment of skill sets represented on the Board. Candidates also will be assessed in the context of the then-current composition of the Board, the average tenure of the Board, the operating requirements of the Company and the long-term interests of all shareholders. In conducting this assessment, the Nominating and Corporate Governance Committee will, in connection with its assessment and recommendation of candidates for director, consider diversity (including, but not limited to, gender, race, ethnicity, age, experience and skills), director tenure, board refreshment and such other factors as it deems appropriate given the then-current and anticipated future needs of the Board and the Company, and to maintain a balance of perspectives, qualifications, qualities and skills on the Board. Although the Nominating and Corporate Governance Committee may seek candidates that have different qualities and experiences at different times in order to maximize the aggregate experience, qualities and strengths of the Board members, nominees for each election or appointment of directors will be evaluated using a substantially similar process and under no circumstances will the Nominating and Corporate Governance Committee evaluate nominees recommended by a shareholder of the Company pursuant to a process substantially different than that used for other nominees for the same election or appointment of directors.

Ameren’s Nominating and Corporate Governance Committee considers the following qualifications at a minimum in recommending to the Board potential new Board members, or the continued service of existing members:

•	the highest professional and personal ethics;

•	broad experience in business, government, education or technology;

•	ability to provide insights and practical wisdom based on their experience and expertise;

•	commitment to enhancing shareholder value;

•	sufficient time to effectively carry out their duties; their service on other boards of public companies should be limited to a reasonable number;

•	compliance with legal and regulatory requirements; and

•	ability to develop a good working relationship with other Board members and contribute to the Board’s working relationship with senior management of the Company.

Other than the foregoing, there are no stated minimum criteria for director nominees, although Ameren’s Nominating and Corporate Governance Committee may also consider such other factors as it may deem are in the best interests of the Company and its shareholders. In addition, because the Company is committed to maintaining its tradition of inclusion and diversity within the Board, each assessment and selection of director candidates will be made by Ameren’s Nominating and Corporate Governance Committee in compliance with

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ITEMS YOU MAY VOTE ON

Ameren’s policy of non-discrimination based on race, color, religion, sex, national origin, ethnicity, age, disability, veteran status, pregnancy, marital status, sexual orientation or any other reason prohibited by law. Ameren’s Nominating and Corporate Governance Committee considers and assesses the implementation and effectiveness of its diversity policy in connection with Board nominations annually to assure that the Board contains an effective mix of individuals to best advance the Company’s long-term business interests.

Director Independence

All nominees for director of the Company’s Board are officers of the Company or its affiliates and therefore, do not qualify as “independent” under the NYSE listing standards. As previously explained, the Company has no securities listed on the NYSE and therefore, is not subject to the NYSE listing standards.

Policy and Procedures with Respect to Related Person Transactions

Ameren’s Board of Directors has adopted the Ameren Corporation Policy and Procedures with Respect to Related Person Transactions. The policy applies to Ameren and its subsidiaries, including the Company, which are registered companies under the Exchange Act. This written policy provides that Ameren’s Nominating and Corporate Governance Committee will review and approve Related Person Transactions (as defined below); provided that Ameren’s Human Resources Committee will review and approve the compensation of each Company employee who is an immediate family member of a Company director or executive officer and whose annual compensation exceeds $120,000. The Chair of Ameren’s Nominating and Corporate Governance Committee has been delegated authority to act between Nominating and Corporate Governance Committee meetings. References in this section to the Nominating and Corporate Governance Committee and the Human Resources Committee refer to Ameren’s Nominating and Corporate Governance Committee and Ameren’s Human Resources Committee, respectively.

For purposes of this policy, immediate family member means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the director, executive officer, nominee or more than five percent beneficial owner of the Company, and any person (other than domestic employees) sharing the household of such director, executive officer, nominee or more than five percent beneficial owner.

The policy defines a “Related Person Transaction” as a transaction (including any financial transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships)) in which Ameren (including the Company and any of Ameren’s other subsidiaries) was, is or will be a participant and the amount involved exceeds $120,000 and in which any Related Person (as defined below) had, has or will have a direct or indirect material interest, other than: (1) competitively bid or regulated public utility services transactions; (2) transactions involving trustee type services; (3) transactions in which the Related Person’s interest arises solely from ownership of Company equity securities and all equity security holders received the same benefit on a pro rata basis; (4) an employment relationship or transaction involving an executive officer and any related compensation solely resulting from that employment relationship or transaction if (i) the compensation arising from the relationship or transaction is or will be reported pursuant to the SEC’s executive and director compensation proxy statement disclosure rules, or (ii) the executive officer is not an immediate family member of another executive officer or director and such compensation would have been reported under the SEC’s executive and director compensation proxy statement disclosure rules as compensation earned for services to the Company if the executive officer was a named executive officer as that term is defined in the SEC’s executive and director compensation proxy statement disclosure rules, and such compensation has been or will be approved, or recommended to Ameren’s Board of Directors for approval, by the Human Resources Committee of Ameren’s Board of Directors; or (5) compensation of or transaction with a director, if the compensation or transaction is or will be reported pursuant to the SEC’s executive and director compensation proxy statement disclosure rules.

“Related Person” is defined as (1) each director, director nominee and executive officer of the Company, (2) any person who is known by the Company (or any subsidiary of the Company) to be five percent or greater beneficial owners of any class of the Company’s voting securities, (3) immediate family members of the foregoing persons and (4) any entity in which any of the foregoing persons is a general partner or principal or in a similar position or in which such person and all immediate family members of such person has a ten percent or greater beneficial interest.

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The Office of the Corporate Secretary of Ameren assesses whether a proposed transaction is a Related Person Transaction for purposes of the policy.

The policy recognizes that Related Person Transactions may, in some circumstances, be in the best interests of the Company and its shareholders.

The approval procedures in the policy identify the factors the Nominating and Corporate Governance Committee will consider in evaluating whether to approve or ratify Related Person Transactions or material amendments to pre-approved Related Person Transactions. The Nominating and Corporate Governance Committee will consider all of the relevant facts and circumstances available to the Nominating and Corporate Governance Committee, including (if applicable) but not limited to: the benefits to the Company; the actual or apparent conflict of interest of the Related Person in the event of the Related Person Transaction, including, but not limited to, the impact on a director’s independence; the availability and costs of other sources for comparable products or services; the terms of the transaction; the terms available to or from unrelated third parties or to employees generally; and an analysis of the significance of the transaction to both the Company and the Related Person. The Nominating and Corporate Governance Committee will approve or ratify only those Related Person Transactions (a) that are in compliance with applicable SEC rules and regulations, NYSE listing requirements and the Company’s policies, including but not limited to the Principles of Business Conduct and (b) that are in, or are not inconsistent with, the best interests of the Company and its shareholders, as the Nominating and Corporate Governance Committee determines in good faith. The policy provides for the pre-approval by the Nominating and Corporate Governance Committee of certain Related Person Transactions up to one year prior to the commencement of the transaction.

During 2016, other than employment by the Company or its affiliates, the Company had no Related Person Transactions with directors and nominees for director and no Related Person Transactions are currently proposed.

DIRECTOR COMPENSATION

Directors who are employees or directors of Ameren or any of its subsidiaries receive no additional compensation for their services as Company directors. All nominees for director are employees of Ameren or its subsidiaries.

OTHER MATTERS

The Board of Directors does not know of any matter, other than the election of directors, which may be presented at the Annual Meeting.

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SECURITY OWNERSHIP

SECURITY OWNERSHIP

SECURITIES OF THE COMPANY

As shown in the table below, all of the outstanding shares of our Common Stock are owned by Ameren. Of the 616,324 outstanding shares of our class of Preferred Stock, with the exception of Craig D. Nelson, who owns eight shares of the 4.00% preferred stock, no shares were owned by our directors, nominees for director and executive officers as of March 1, 2017. To our knowledge, there are no beneficial owners of five percent or more of the outstanding shares of our class of Preferred Stock as of March 1, 2017. As discussed under “QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING” above, our Common Stock and Preferred Stock shareholders vote together as a single class on matters submitted to a vote at the Annual Meeting. No independent inquiry has been made to determine whether any shareholder is the beneficial owner of shares not registered in the name of such shareholder or whether any shareholder is a member of a shareholder group.

Name and Address of Beneficial Owner	Shares of Common Stock Owned Beneficially at March 1, 2017	Percent of Common Stock (%)
Ameren Corporation One Ameren Plaza 1901 Chouteau Avenue St. Louis, MO 63103	25,452,373	100

SECURITIES OF AMEREN

The following table sets forth certain information known to the Company with respect to beneficial ownership of Ameren Common Stock as of March 1, 2017 for (i) each director and nominee for director of the Company, (ii) each individual serving as the Company’s Chairman and President and the Company’s Chief Financial Officer during 2016, and the three most highly compensated executive officers of the Company (other than the individuals serving as the Chairman and President and the Chief Financial Officer during 2016) who were serving as executive officers at the end of 2016, each as named in the Summary Compensation Table below (collectively, the “Named Executive Officers”), and (iii) all executive officers, directors and nominees for director as a group.

Name	Number of Shares of Ameren Common Stock Beneficially Owned(1)	Percent Owned(2)
Richard J. Mark	66,816	*
Mark C. Birk	43,458	*
Martin J. Lyons, Jr.	103,428	*
Craig D. Nelson	12,417	*
Gregory L. Nelson	61,144	*
Bruce A. Steinke	31,216	*
David N. Wakeman	19,570	*
All directors, nominees for director and executive officers as a group (7 persons)	338,049	*

*	Less than one percent.

(1)	This column lists voting securities. None of the named individuals held shares issuable within 60 days upon the exercise of Ameren stock options. Reported shares include those for which a director, nominee for director or executive officer has voting or investment power because of joint or fiduciary ownership of the shares or a relationship with the record owner, most commonly a spouse, even if such director, nominee for director or executive officer does not claim beneficial ownership.

(2)	For each individual and group included in the table, percentage ownership is calculated by dividing the number of shares beneficially owned by such person or group as described above by the sum of the 242,634,798 shares of Ameren Common Stock outstanding on March 1, 2017 and the number of shares of Ameren Common Stock that such person or group had the right to acquire on or within 60 days of March 1, 2017.

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SECURITY OWNERSHIP

Since 2003, Ameren has had a policy which prohibits directors and executive officers from engaging in pledges of Ameren securities or short sales, margin accounts and hedging or derivative transactions with respect to Ameren securities. In addition, since 2013, Ameren has had a policy which prohibits directors and employees of Ameren and its subsidiaries, including the Company, from entering into any transaction which hedges (or offsets) any decrease in value of Ameren equity securities that are (1) granted by Ameren to the director or employee as part of compensation or (2) held, directly or indirectly, by the director or employee.

The address of all persons listed above is c/o Ameren Illinois Company, 6 Executive Drive, Collinsville, Illinois 62234.

STOCK OWNERSHIP REQUIREMENT FOR NAMED EXECUTIVE OFFICERS AND MEMBERS OF THE SENIOR LEADERSHIP TEAM

The stock ownership requirements applicable to the NEOs are described below under “EXECUTIVE COMPENSATION — COMPENSATION DISCUSSION AND ANALYSIS.” The Company also has stock ownership requirements applicable to members of the Senior Leadership Team. These requirements are included in Ameren’s Corporate Governance Guidelines, which are available on Ameren’s website or upon request to the Company, as described herein.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers and persons who own more than ten percent of the Company’s Common Stock to file reports of their ownership in the Company’s Preferred Stock, and, in some cases, of its ultimate parent’s Common Stock, and of changes in that ownership with the SEC. SEC regulations also require the Company to identify in this information statement any person subject to this requirement who failed to file any such report on a timely basis. To our knowledge, based solely on a review of the filed reports and written representations that no other reports are required, we believe that each of the Company’s directors and executive officers complied with all such filing requirements during 2016.

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EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION

The information contained in the following Human Resources Committee Report shall not be deemed to be “soliciting material” or “filed” or “incorporated by reference” in future filings with the SEC, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or the Exchange Act.

HUMAN RESOURCES COMMITTEE REPORT

The Human Resources Committee (the “Committee”) of Ameren Corporation’s (“Ameren”) Board of Directors discharges the Board’s responsibilities relating to compensation of Ameren Illinois Company’s (the “Company”) executive officers. The Committee approves and evaluates all compensation of executive officers, including salaries, bonuses and compensation plans, policies and programs of the Company.

The Committee also fulfills its duties with respect to the Compensation Discussion and Analysis and Human Resources Committee Report portions of the information statement, as described in the Committee’s Charter.

The Compensation Discussion and Analysis has been prepared by management of the Company and its affiliates. The Company is responsible for the Compensation Discussion and Analysis and for the disclosure controls relating to executive compensation.

The Committee met with management of the Company and its affiliates and the Committee’s independent consultant to review and discuss the Compensation Discussion and Analysis. Based on the foregoing review and discussions, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this information statement, and the Board approved that recommendation.

Ameren Human Resources Committee:

James C. Johnson, Chairman

Richard J. Harshman

Steven H. Lipstein

Stephen R. Wilson

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis (“CD&A”) describes the compensation decisions made for 2016 with respect to our Named Executive Officers or “NEOs.” Our NEOs are listed in the following table and the Summary Compensation Table on page 36.

Named Executive Officers

Name	Title
Richard J. Mark	Chairman and President, Ameren Illinois
Martin J. Lyons, Jr.	Executive Vice President and Chief Financial Officer, Ameren
Gregory L. Nelson	Senior Vice President, General Counsel and Secretary, Ameren
Mark C. Birk	Senior Vice President, Corporate Safety, Planning and Operations Oversight, Ameren*
Bruce A. Steinke	Senior Vice President, Finance and Chief Accounting Officer, Ameren

*	Effective January 1, 2017, Mr. Birk became Senior Vice President, Customer Operations, Ameren Missouri.

Fiscal 2016 Executive Compensation Highlights

Ameren’s pay-for-performance program led to the following actual 2016 compensation being earned:

•	2016 annual short-term incentive base awards based on EPS, safety performance and customer measures were earned at 107.0 percent of target; this payout reflected solid financial and

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EXECUTIVE COMPENSATION

operational performance by Ameren and its subsidiaries in 2016 that was due, in part, to the successful execution of Ameren’s strategy; and

•	92.5 percent of the target three-year long-term incentive awards made in 2014 was earned based on Ameren’s total shareholder return relative to the defined utility peer group over the three-year measurement period (2014–2016) plus accrued dividends of approximately 11.8 percent. Ameren ranked 9th out of the 16-member peer group. The PSUs increased in value from $36.16 per share on the grant date to $52.46 per share as of December 31, 2016.

Guiding Objectives

The compensation paid to the NEOs and discussed in this information statement is for services rendered in all capacities to Ameren and its subsidiaries, including the Company. Ameren’s objective for compensation of the NEOs is to provide a competitive total compensation program that is based on the size-adjusted median of the compensation opportunities provided by similar utility companies, adjusted for Ameren’s short- and long-term performance and the individual’s performance. The adjustment for Ameren’s performance aligns the long-term interests of the NEOs with that of Ameren’s shareholders to maximize shareholder value.

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EXECUTIVE COMPENSATION

2016 In Brief

Ameren’s compensation philosophy and related governance features are executed by several specific policies and practices that are designed to align Ameren’s executive compensation with long-term shareholder interests, including:

What we do:	What we don’t do:

✓    Ameren develops pay opportunities at the size-adjusted median of those provided by similar utility companies, with actual payouts dependent on our corporate short- and long-term performance and the individual’s performance.

✓    Ameren designs our short-term incentives program so that it is entirely performance-based with the primary focus on our EPS and additional focus on safety and customer metrics and individual performance.

✓    Ameren designs our long-term incentives program so that it is entirely performance-based with the primary focus on our total shareholder return versus that of a utility peer group and with an additional link to our EPS.

✓    Ameren includes in our short-term and long-term incentive awards “clawback” provisions that are triggered if the Company makes certain financial restatements, or if the award holder engages in conduct or activity that is detrimental to the Company or violates the confidentiality or customer or employee non-solicitation provisions.

✓    Ameren maintains stock ownership requirements for the Senior Leadership Team and Ameren’s non-management directors.

✓    Ameren provides only limited perquisites, such as financial and tax planning.

✓    Ameren’s change of control cash severance and equity vesting are both fully “double-trigger.”

✓    An independent compensation consultant is engaged by and reports directly to the Committee.

✓    Ameren intends payouts under our short-term and long-term incentives programs to satisfy the requirements of qualified performance-based compensation under Section 162(m) of the IRC and be eligible for tax deduction.

×      Ameren does not have employment agreements.

×       Ameren does not allow employees, officers or directors to hedge Ameren securities.

×       Ameren does not allow executive officers or directors to pledge Ameren securities.

×       Ameren does not provide tax “gross-up” payments on perquisites.

×       Ameren does not pay dividends or dividend equivalents on unearned incentive awards.

×       Ameren has never repriced or backdated equity-based compensation awards.

×       Ameren does not include the value of long-term incentive awards in Ameren’s pension calculations.

×       Ameren does not offer excise tax “gross-up” payments except for officers who became participants in Ameren’s Change of Control Severance Plan prior to October 1, 2009.

Overview of Executive Compensation Program Components

To accomplish our compensation objective in 2016, Ameren’s compensation program for the NEOs consisted of several compensation elements, each of which is discussed in more detail below. Although all compensation elements are totaled for comparisons to the Market Data (the size-adjusted median of the compensation paid by similar utility industry peer companies), decisions with respect to one element of

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compensation (e.g., long-term incentives) tend not to influence decisions with respect to other elements of compensation (e.g., base salary). The following are the material elements of Ameren’s compensation program for the NEOs:

•	base salary;

•	short-term incentives;

•	long-term incentives, specifically Ameren’s Performance Share Unit Program;

•	retirement benefits;

•	limited perquisites; and

•	“double-trigger” change of control protection.

Ameren also provides various health and welfare benefits to the NEOs on substantially the same basis as it provides to all salaried employees.

Each element is reviewed individually and considered collectively with other elements of Ameren’s compensation program to ensure that it is consistent with the goals and objectives of that particular element of compensation as well as Ameren’s overall compensation program.

Market Data and Compensation Peer Group

In October 2015, the Committee’s independent consultant collected and analyzed comprehensive industry data, including base salary, target short-term incentives (non-equity incentive plan compensation) and long-term incentive opportunities. The industry data was obtained from a proprietary database maintained by Aon Hewitt.

The elements of pay were benchmarked both individually and in total to the same comparator group.

To develop the Market Data (the size-adjusted median of the compensation opportunities provided by similar utility industry companies), compensation opportunities for the NEOs were compared to the market data showing compensation opportunities for comparable positions at companies similar to Ameren, defined as regulated utility industry companies in a revenue size range approximately one-half to double Ameren’s size, with a few exceptions (Ameren’s “compensation peers”). The Committee’s independent consultant used statistical techniques to adjust the data to be appropriate for Ameren’s revenue size and produce the Market Data. Ameren’s compensation peers have a range of revenues, but because of the use of regression analysis, this did not necessarily impact the Market Data. The compensation peers’ market capitalizations had no bearing on the Market Data, because market capitalization is not used as a size-adjustment variable.

Ameren provides compensation opportunities at levels indicated by the Market Data, and designs its incentive plans to pay more or less than the target amount when performance is above or below target performance levels, respectively. Thus, Ameren’s plans are designed to result in payouts that are market-appropriate given its performance for that year or period.

The companies identified as the “compensation peers” used to develop 2016 compensation opportunities from the above-described data are listed below. The list is subject to change each year depending on mergers and acquisitions activity, the availability of the companies’ data through Aon Hewitt’s database and the continued appropriateness of the companies in terms of size and industry in relationship to Ameren.

AGL Resources, Inc.	Duke Energy Corp.	PPL Corporation
Alliant Energy Corporation	FirstEnergy Corp.	PSEG, Inc.
American Electric Power Co.	Integrys Energy Group, Inc.	SCANA Corporation
CenterPoint Energy, Inc.	NiSource Inc.	Sempra Energy
CMS Energy Corporation	OGE Energy Corp.	WGL Holdings, Inc.
Dominion Resources, Inc.	Pacific Gas & Electric Corporation	Xcel Energy, Inc.
DTE Energy Company	Pinnacle West Capital Corporation

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Mix of Pay

Ameren believes that both cash compensation and noncash compensation are appropriate elements of a total rewards program. Cash compensation is short-term compensation (i.e., base salary and annual incentive awards), while noncash compensation is generally long-term compensation (i.e., equity-based incentive compensation).

A significant percentage of total compensation is allocated to short-term and long-term incentives as a result of the philosophy mentioned above. During 2016, there was no pre-established policy or target for the allocation between either cash and noncash or short-term and long-term compensation. Rather, the Committee reviewed the Market Data provided by its consultant to determine the appropriate level and mix of incentive compensation. The allocation between current and long-term compensation was based primarily on competitive market practices relative to base salaries, annual incentive awards and long-term incentive award values. By following this process, the impact on executive compensation was to increase the proportion of pay that is at risk as an individual’s responsibility within the Company increases, and to create long-term incentive opportunities that exceed short-term opportunities for NEOs.

2016 FIXED VERSUS PERFORMANCE-BASED COMPENSATION

The following table shows the allocation of each NEO’s base salary and short-term and long-term incentive compensation opportunities between fixed and performance-based compensation at the target levels.

Name	Fixed Compensation	Performance-Based Compensation
Mark	30%	70%
Lyons	27%	73%
Nelson	31%	69%
Birk	39%	61%
Steinke	40%	60%

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2016 TOTAL CASH VERSUS EQUITY-BASED COMPENSATION

The following table shows each NEO’s base salary and short-term and long-term incentive compensation as allocated between cash and equity-based compensation at the target levels.

Name	Total Cash Compensation	Total Equity-based Compensation
Mark	49%	51%
Lyons	47%	53%
Nelson	51%	49%
Birk	61%	39%
Steinke	60%	40%

2016 SHORT-TERM VERSUS LONG-TERM INCENTIVE COMPENSATION

The following table shows each NEO’s target short-term and long-term incentive compensation opportunities as a percentage of each NEO’s base salary (each at the target level). Such award opportunities were determined primarily considering the Market Data mentioned above.

Name	Short-Term Incentive Opportunity	Long-Term Incentive Opportunity
Mark	65%	170%
Lyons	75%	195%
Nelson	65%	160%
Birk	55%	100%
Steinke	50%	100%

Base Salary

Ameren chooses to pay base salary as a standard compensation program element. Ameren’s base salary program is designed to reward the NEOs with market competitive salaries based upon role, experience, competence and sustained performance.

Ameren determines the amount for base salary by referencing the Market Data discussed above. Based on this data and the scope of each NEO’s role, a base salary range was established for each position at +/- 20 percent of the established market rate for the position. The base salary of each NEO is typically managed within this pay range.

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EXECUTIVE COMPENSATION

In 2015, Mr. Warner L. Baxter (Chairman, President and Chief Executive Officer of Ameren) recommended a 2016 base salary increase for each of the other NEOs considering their then-current salary in relation to the Market Data, experience and sustained individual performance and results. These recommendations, which took into account the Market Data provided by the Committee’s compensation consultant, were presented to the Committee for discussion and approval at the December 2015 Committee meeting. Increases were approved based on the Market Data and base salary range, experience, individual performance and the need to retain an experienced team. Performance takes into account competence, initiative and contribution to achievement of our goals and leadership.

Short-Term Incentive Compensation: Executive Incentive Plan

2016 Ameren Executive Incentive Plan

Ameren’s short-term incentive compensation program element is entitled the Ameren Executive Incentive Plan (“EIP”). The EIP for 2016 was designed to reward the achievement of Ameren’s EPS performance, safety performance as measured by lost workdays away (a day away from work because of an occupational illness or injury) (“LWA”), customer measures relating to reliability and affordability, and individual performance. Ameren chooses to pay it to encourage higher annual corporate and individual performance.

How the EIP Works

For 2016, the EIP (the “2016 EIP”) was comprised of the following components:

•	Ameren EPS, weighted at 80%;

•	safety LWA performance, weighted at 10%;

•	three quantitative customer measures relating to reliability and affordability, weighted at 10% in total; and

•	an individual performance modifier.

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Targets for 2016 EPS, Safety LWA and Customer Measures

EPS, LWA and Customer Measures

The Committee established three levels of goals for each of Ameren EPS, LWA and three customer measures under the 2016 EIP. The customer measures relate to reliability and affordability. They are System Average Interruption Frequency Index (“SAIFI”), Equivalent Availability Base Load Coal Fleet (“EA”) and the Callaway Performance Index (“CPI”), each described below. Payouts for Ameren EPS, LWA, SAIFI, EA and CPI performance falling between the established levels were interpolated on a straight-line basis. The three goal levels are described below:

Measure	Threshold	Target	Maximum
EPS	92% of Target	Based on the budget approved by the Board of Directors and aligned with shareholder guidance*	108% of Target
LWA	5 more incidents than Target	Top quartile of utility industry peers and better than best historical performance	4 fewer incidents than Target
SAIFI	Aligned with top tier of utility industry peers	Set considering 5-year historical performance and expected high performance level	Better than top quartile performance of utility industry peers
EA	97.5% of Target	Executing all planned outage work with no delays or unplanned outage work	102.5% of Target
CPI	95.7% of Target	Improvement over the average score for the past three refueling outage years	Aligned with industry excellent performance for an outage year

*	Established at a lower level than that of the 2015 EIP primarily due to significantly lower expected Missouri electric revenue margins on account of the February 8, 2016 bankruptcy filing of Ameren Missouri’s largest industrial customer.

Customer Measures

SAIFI is a standard customer reliability measure which indicates how often the average customer experiences a sustained interruption over a one-year period. The measure excludes major events (for example, major storms) and is calculated consistent with the Institute of Electrical and Electronics Engineers (“IEEE”) standards. A lower SAIFI result indicates better performance.

EA measures the percentage of the year Ameren Missouri’s coal-fired base load generation fleet is available for operating at full capacity. The measure is calculated by subtracting equivalent forced and scheduled outages from the energy center’s available hours (i.e., the period of time during which a unit is capable of service whether it is actually in service or not) and dividing this by the hours in the year. Ameren calculates EA consistent with North American Electric Reliability Corporation (“NERC”) reporting standards. A higher EA result indicates better performance.

The CPI measures overall energy center performance through an industry standard index comprised of 12 safety and reliability measures. The CPI measures performance over a 12-month period. A higher CPI score indicates better performance.

Individual Performance Modifier

The 2016 EIP base award for each NEO was subject to upward or downward adjustment for individual performance on key performance variables. These included leadership and the achievement of key operational goals (other than those specifically mentioned in the plan), as applicable and as determined by the Committee.

Historically, the Individual Performance Modifier has been used to differentiate performance that is considerably above or below that expected. Such differentiations do not lend themselves to formulas and are applied at the Committee’s discretion.

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EXECUTIVE COMPENSATION

Individual Performance Modifier could reduce the base award by up to 50 percent, with the ability to pay zero for poor or non-performance. Increases could be up to +50 percent of the base award, with a potential maximum total award at 200 percent of each NEO’s target opportunity. With respect to each NEO, adjustments to the base award are in all cases subject to the maximum permitted amount pre-established by the Committee (See “— Section 162(m) of the IRC” below).

2016 Performance

Base Award, Earned through the Achievement of Ameren EPS, Safety LWA and Customer Measures

At the February 2017 Committee meeting, Mr. Baxter presented 2016 EIP achievement levels for Ameren EPS, safety performance and customer measures, and recommended EIP payouts for the NEOs (other than with respect to himself) to the Committee for review:

•	Ameren EPS was calculated in accordance with generally accepted accounting principles (“GAAP”) as diluted EPS from continuing operations. Consistent with its actions in prior years and as permitted under the terms of the relevant underlying plans, the Committee can make adjustments to Ameren EPS in order to include or exclude specified items of an unusual or non-recurring nature as determined by the Committee in its sole discretion. For 2016, Mr. Baxter presented, and the Committee concurred with, a downward adjustment to 2016 EPS of $0.09 to exclude tax benefits associated with share-based compensation, which were recognized in the first quarter of 2016 in connection with the adoption of new accounting guidance. This adjustment resulted in a net decrease of $0.09 in Ameren’s EPS under GAAP of $2.68 for an adjusted EPS of $2.59 and a payout of 122.50% of Target.

•	LWA cases were 31 in 2016, resulting in no payout for this metric.

•	The customer measures consist of the following three metrics: (i) SAIFI performance was 0.89, for a payout of 120.00% of Target; (ii) EA performance was 77.8%, resulting in no payout for this metric; and (iii) CPI performance was 97.3, for a payout of 150.00% of Target.

•	The weighted and combined EPS, LWA and customer measures resulted in a combined payout of 107.00% of Target.

The resulting metrics and payouts, as approved by the Committee in February 2017, are shown below.

Performance Metric	% Weight	Threshold Performance (50% Payout as a % of Target)	Target Performance (100% Payout as a % of Target)		Maximum Performance (150% Payout as a % of Target)	2016 Results	Payout for Each Metric	Weighted: Base Award % of Target
EPS	80%	$2.30	$2.50	*	$2.70	$2.59	122.50%	98.00%
LWA	10%	24	19		15	31	0.00%	0.00%
SAIFI	3 1⁄3%	1.03	0.93		0.83	0.89	120.00%	4.00%
EA	3 1⁄3%	79.2%	81.2%		83.2%	77.8%	0.00%	0.00%
CPI	3 1⁄3%	90	94		97	97.3	150.00%	5.00%
Total	100%							107.00%

*	Established at a lower level than that of the 2015 EIP primarily due to significantly lower expected Missouri electric revenue margins on account of the February 8, 2016 bankruptcy filing of Ameren Missouri’s largest industrial customer.

Earned through Individual Performance Modifier

As discussed above, the 2016 EIP base awards were subject to upward or downward adjustment by up to 50 percent based upon an NEO’s individual contributions and performance during the year. For 2016, the Committee, after consultation with Mr. Baxter, modified the 2016 EIP base award for Mr. Lyons by plus 5 percent of the 2016 base award and for Mr. Mark by plus 20 percent of the 2016 base award. In each case, these adjustments were made as a result of the NEO’s performance on the variables described above.

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Resulting 2016 EIP Payouts

Actual 2016 EIP payouts are shown below as a percent of target. Payouts were made in February 2017 and are set forth under column (g) entitled Non-Equity Incentive Plan Compensation in the Summary Compensation Table.

Name	Final Payout as Percent of Target
Mark	128.4%
Lyons	112.4%
Nelson	107.0%
Birk	107.1%
Steinke	107.0%

Section 162(m) of the IRC

In order to maximize the tax deductibility of these amounts, the Committee set a maximum limitation on the 2016 short-term incentive payouts for each NEO, and in so doing, intends for such payouts to meet the definition of qualified performance-based compensation under Section 162(m) of the IRC. The maximum limitation on such payouts is equal to 0.5 percent of Ameren’s 2016 net income and is subject to automatic adjustment to exclude the effects of certain customary items, such as any change in federal, state or local tax laws or regulations. As permitted under Section 162(m) of the IRC, the Committee may exercise negative discretion to approve actual payouts that are lower than the maximum limitation. Actual short-term incentive payouts are determined by the Committee based on achievement levels with respect to Ameren EPS, safety LWA, and customer measures. The 2016 short-term incentive payouts are shown in column (g) of the Summary Compensation Table.

2017 Ameren Executive Incentive Plan

The EIP effective for 2017 will incorporate the following design changes:

•	Increased maximum payout for corporate performance to 200% of target from 150% consistent with market practice (the overall maximum payout remains 200% of target);

•	reduced individual performance modifier to +/- 25% from +/- 50% with the continued ability to pay 0% for poor performance; and

•	modified the safety metric from a lagging indicator (LWA) to a leading indicator of safety performance. The new metric is co-worker to co-worker interactions — a formal process for co-worker interactions with the goal of reinforcing safe behaviors, providing constructive feedback for risky and/or unsafe behaviors and conditions, identifying and discussing corrective actions and gathering behavior data for trending and sharing across Ameren. This new metric aligns compensation with the focus on strengthening Ameren’s safety culture. The individual performance modifier described above may be used to reflect individual contributions to safety results.

Long-Term Incentives: Performance Share Unit Program (“PSUP”)

In General

A performance share unit (“PSU” or “share unit”) is the right to receive a share of Ameren Common Stock if certain long-term performance criteria are achieved and certain service requirements are met.

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Role of the PSUP

The 2016 PSU grants, which are governed by the Ameren shareholder-approved 2014 Plan, were designed to serve the following roles in the compensation program:

•	provide compensation dependent on Ameren’s three-year total shareholder return (“TSR”) (calculated as described below under “— 2016 Grants”) versus a utility peer group (a “PSUP Peer Group”), as identified below;

•	provide some payout (below target) if three-year relative TSR is below the 30th percentile but the three-year average Ameren EPS reaches or exceeds the average of the EIP EPS threshold levels in 2016, 2017 and 2018;

•	accrue dividends during the performance period on shares ultimately earned in order to further align executives’ interests with those of shareholders;

•	promote retention of executives during a three-year performance period; and

•	share Ameren Common Stock price increases and decreases over a three-year period.

PSUP Design

Ameren awards PSU grants to accomplish the following:

•	align executives’ interests with shareholder interests: awards are denominated in Ameren Common Stock units and paid out in Ameren Common Stock. Payouts are dependent on Ameren’s Common Stock performance compared to the performance of the PSUP Peer Group and are limited to target if TSR is negative;

•	be competitive with market practice: the majority of regulated utility companies use plans similar to this program, and with this performance measure;

•	promote Ameren Common Stock ownership: payout of earned awards is made 100 percent in Ameren Common Stock, with dividends on Ameren Common Stock, as declared and paid, reinvested into additional share units throughout the performance period;

•	allow executives to share in the returns created for shareholders: returns for shareholders include dividends as declared and paid and this is reflected in the plan performance measure and rewards; and

•	facilitate retention of key executives: annual competitive grants with a three-year performance period provide incentive for executives to stay with Ameren and manage Ameren in the long-term interests of Ameren and its shareholders.

PSUs are also intended to be eligible for the “qualified performance-based compensation” exception from the $1 million limit on deductibility of executive compensation imposed by Section 162(m) of the IRC.

2016 Grants

For 2016, a target number of PSUs (determined primarily based on the Market Data mentioned above) was granted to each NEO pursuant to the 2014 Plan, as reflected in column (g) of the Grants of Plan-Based Awards Table. The threshold and maximum amounts of actual payout for the 2016 PSU awards are reflected in columns (f) and (h) of the Grants of Plan-Based Awards Table (not including any potential dividends). The grant amount and actual payout amounts for the 2016 PSU awards are calculated as follows:

•	The Committee determined the target amount based upon a specified percentage of each NEO’s base salary, expressed as a dollar amount. The grant amount was determined by dividing the target amount by the December 2015 trading average of Ameren’s stock price.

•	The actual number of 2016 PSUs earned will vary from 0 percent to 200 percent of the NEO’s target number of PSUs, based primarily on our 2016–2018 TSR measured relative to a PSUP Peer Group, and will be contingent on continued employment through the payment date (other than with respect to death, disability, an eligible retirement or qualifying termination under a change in control).

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•	For purposes of calculating PSUP award payouts, TSR is calculated as the change in the 30-day trading average of the stock price prior to the beginning of the award period and the 30-day trading average of the stock price prior to the end of the award period, plus dividends paid (and assuming quarterly reinvestment on each company’s ex-dividend date), divided by such beginning average stock price.

•	If relative TSR for the performance period is below the 30th percentile, in order to receive a 30 percent payout, the average annual Ameren EPS for such three-year period must be greater than or equal to the average of the Ameren EPS thresholds under each EIP during such period (described further below under “PSUP Performance/Payout Relationship”).

•	The payout of PSUs will include the payout of any accrued dividend equivalents relating to the number of PSUs actually earned.

The NEOs cannot vote or transfer share unit awards granted under the PSUP until the shares are paid out.

Effective with the 2016 grant, PSUP retirement provisions were modified to provide only prorated awards for all retirement-eligible participants age 55 or greater with at least 5 years of service who retire during the performance period. For grants made prior to 2016, retirement-eligible participants age 62 or greater with at least ten years of service who retire during the performance period receive a full (non-prorated) award at the end of the three-year performance period.

PSUP Peer Group

The analysis to determine the 2016 PSUP Peer Group was made as of December 2015 using the criteria below measured as of November 30, 2015 unless otherwise noted.

•	Classified as a “NYSE Investor Owned Utility,” within SNL Financial LC’s SEC/Public Companies Power Database.

•	Market capitalization greater than $2 billion (as of September 30, 2015).

•	Minimum S&P credit rating of BBB- (investment grade).

•	Dividends flat or growing over the last twelve-month period (as of September 30, 2015).

•	Not an announced acquisition target.

•	Not undergoing a major restructuring including, but not limited to, a major spin-off or sale of a significant asset.

The 19 companies included in the 2016 PSUP Peer Group are listed below. These PSUP Peer Group companies are not entirely the same as the compensation peers used for market pay comparisons, because inclusion in this group was not dependent on a company’s revenues relative to Ameren or its participation in an executive pay database. In order to be counted in the final calculations, a company must still be in existence and have a ticker symbol at the end of the performance period. The Committee retains discretion to make exceptions for inclusion or exclusion of companies in the PSUP Peer Group during the performance period, based upon the criteria established above, in order to ensure the most appropriate and relevant peer group. The 2016 PSUP Peer Group initially also included Westar Energy, Inc., but the Committee approved the removal of Westar due to Westar’s pending acquisition by Great Plains Energy, Inc.

Alliant Energy Corporation	IDACORP, Inc.	SCANA Corporation
Avista Corporation	NiSource, Inc.	Southern Company
CMS Energy Corporation	Northwestern Corporation	Vectren Corporation
Consolidated Edison, Inc.	Pacific Gas and Electric Corporation	WEC Energy Group, Inc.
Edison International	Pinnacle West Capital Corporation	Xcel Energy, Inc.
Eversource Energy	PNM Resources, Inc.
Great Plains Energy Inc.	Portland General Electric Company

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PSUP Performance/Payout Relationship

Once Ameren’s 2016–2018 TSR is calculated and compared to the utility peer group, the scale below determines the percent of a target PSU award that is paid. Payout for performance between points is interpolated on a straight-line basis.

TSR Performance or, as applicable, EPS Performance	Payout (% of Share Units Granted)
90th percentile +	200%		If TSR is negative over the three-year period, the plan is capped at 100% of target regardless of performance vs. the PSUP Peer Group
70th percentile	150%	ï
50th percentile	100%
30th percentile	50%
Below 30th percentile but three-year average Ameren EPS reaches or exceeds the average of the EIP EPS threshold levels in 2016, 2017 and 2018	30%
Below 30th percentile and three-year average Ameren EPS does not reach the average of the EIP EPS threshold levels in 2016, 2017 and 2018	0% (No payout)

Section 162(m) of the IRC

In order to maximize the tax deductibility of these amounts, the Committee set a maximum limitation on the 2016 PSUP payouts for each NEO, and in so doing, intends for such payouts to meet the definition of qualified performance-based compensation under Section 162(m) of the IRC. The maximum limitation on such payouts is equal to 1.2 percent of our cumulative 2016, 2017 and 2018 GAAP net income and is subject to automatic adjustment to exclude the effects of certain customary items, such as any change in federal, state or local tax laws or regulations. As permitted under Section 162(m) of the IRC, the Committee may exercise negative discretion to approve actual 2016 PSUP payouts that are lower than the maximum limitation. Actual PSUP payouts will be determined by the Committee based on the comparison of Ameren’s TSR against the PSUP Peer Group for the performance period.

2014 PSU Awards Vesting

The PSUP performance period for the 2014 grants ended December 31, 2016. Ameren’s 2014–2016 TSR performance was determined to be at the 47th percentile of Ameren’s 2014 PSUP Peer Group. The following table shows the 2014 PSU awards, their original value at grant, the number earned (which equals the target number plus accrued dividends times 92.5 percent), and their value at the vesting date (December 31, 2016). The resulting earned amounts were 150 percent of the original target value of the awards, which reflects both TSR performance against the utility peer group and the actual TSR generated during the three-year period.

Name	Target 2014 PSU Awards (#)	Target Value at Stock Price on Date of Grant(1) ($)	2014 PSU Awards Earned(2) (#)	Value at Year-End Stock Price(3) ($)	Earned Value as Percent of Original Target Value(3) (%)
Mark	18,971	685,991	19,624	1,029,475	150
Lyons	27,690	1,001,270	28,643	1,502,612	150
Nelson	20,267	732,855	20,965	1,099,824	150
Birk	9,217	333,287	9,534	500,154	150
Steinke	9,217	333,287	9,534	500,154	150

(1)	Valuations are based on $36.16 per share, the most recent closing price of Ameren Common Stock on the NYSE as of January 1, 2014, the date the 2014 PSU awards were granted.

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(2)	The number of 2014 PSU awards earned includes dividend equivalents, equal to approximately an additional 11.8 percent of the shares earned under the awards, which accrued and were reinvested throughout the three-year performance period. See the Option Exercises and Stock Vested Table below for additional details regarding PSUs vested in 2016.

(3)	Valuations are based on $52.46 per share, the most recent closing price of Ameren Common Stock on the NYSE as of December 31, 2016, the date the 2014 PSU awards vested. The earned value percent represents a payout of 92.5 percent, dividend accumulation of 11.8 percent, and stock price appreciation from the January 1, 2014 grant date to the December 31, 2016 vesting.

2015 and 2016 PSU Awards

The PSUP performance periods for the 2015 and 2016 grants will not end until December 31, 2017 and December 31, 2018, respectively. The figures in column (e) of the Summary Compensation Table of this information statement for the years 2015 and 2016 represent the aggregate grant date fair values for the PSUP performance grants, computed as described in footnote (3) to the Summary Compensation Table. There is no guarantee that such amounts will ultimately be earned by participants.

Perquisites

Ameren provides limited perquisites to provide competitive value and promote retention of the NEOs and others.

Retirement Benefits

The objective of retirement benefits is to provide post-employment security to employees of Ameren and its subsidiaries, including the Company. Such benefits are designed to reward continued service. Ameren chooses to provide these benefits as an essential part of a total compensation package to remain competitive with those packages offered by other companies, particularly utilities.

There are several retirement benefit programs applicable to the NEOs, including:

•	Ameren’s 401(k) savings and cash balance retirement plans;

•	Supplemental Retirement Plans (together, the “SRP”) that provide the NEOs a benefit equal to the difference between the benefit that would have been paid if IRC limitations were not in effect and the reduced benefit payable as a result of such IRC limitations; and

•	a deferred compensation plan that provides the opportunity to defer part of base salary and all or a portion of non-equity incentive compensation, as well as earnings thereon. Beginning with plan years commencing on and after January 1, 2010, this includes deferrals of cash compensation above IRC limitations, together with Ameren matching credits on these deferrals.

A more detailed explanation of retirement benefits applicable to the NEOs is provided in this information statement under the captions “— PENSION BENEFITS” and “— NONQUALIFIED DEFERRED COMPENSATION” below.

Severance

All regular full-time employees, including our NEOs, participate in the Ameren Corporation Severance Plan for Ameren Employees, which provides for severance based on years of service and weeks of pay in the event of a qualifying termination. The plan provides market-level payments in the event of an involuntary termination.

Change of Control

Ameren’s Second Amended and Restated Change of Control Severance Plan, as amended, is designed to reward NEOs for remaining employed with us when their prospects for continued employment following a transaction may be uncertain. The objectives of this plan are to maintain a stable executive team during the process and to assist us in attracting highly qualified executives into the Company.

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EXECUTIVE COMPENSATION

Change of Control protections provide severance pay and, in some situations, vesting or payment of long-term incentive awards, upon a Change of Control of Ameren. The arrangements provide market-level payments in the event of an involuntary termination not for “Cause” or a voluntary termination for “Good Reason.” Definitions of “Change of Control,” “Cause” and “Good Reason,” as well as more complete descriptions of Change of Control protections, are found below under the caption “— OTHER POTENTIAL POST-EMPLOYMENT PAYMENTS — Change of Control.”

The applicable triggers are structured so that payment and vesting occur only upon the occurrence of both a change of control and a qualifying termination of employment.

Ameren considers it likely that it will take more time for higher-level employees to find new employment than for other employees, and therefore senior management, including the NEOs, generally are paid severance upon a termination for a longer period following a Change of Control. The Committee considered this as well as the factors described in the preceding paragraph in structuring the cash payments described under “— OTHER POTENTIAL POST-EMPLOYMENT PAYMENTS — Change of Control” below, which a NEO would receive if terminated within two years following a Change of Control.

Common Stock Ownership Requirement

Ameren has a stock ownership requirement for members of the Senior Leadership Team (which includes the NEOs) that fosters long-term Common Stock ownership and aligns the interests of the Senior Leadership Team and shareholders. The stock ownership requirement applicable to the Senior Leadership Team is included in Ameren’s Corporate Governance Guidelines and was recently amended to increase the ownership requirements for the Senior Leadership Team. The requirement provides that each member of the Senior Leadership Team is required to own shares of Ameren’s Common Stock valued as a percentage of base salary as follows:

•	President and Chief Executive Officer of Ameren: 5 times base salary;

•	Chief Financial Officer of Ameren and President of Ameren Services and President of each Ameren business segment: 3 times base salary;

•	Other Section 16 Officers: 2 times base salary; and

•	All Other Members of the Senior Leadership Team: 1 times base salary.

If at any time a member of the Senior Leadership Team does not satisfy the applicable stock ownership requirement, such member of the Senior Leadership Team must retain at least 75 percent of the after-tax shares acquired upon the vesting and settlement of (i) the Senior Leadership Team member’s awards that are then outstanding under Ameren’s equity compensation programs and (ii) any future awards granted to the Senior Leadership Team member under Ameren’s equity compensation programs, until the applicable stock ownership requirement is satisfied. All NEOs are in compliance with the increased stock ownership requirements, including taking into account any base salary increases for fiscal year 2017.

Ameren Anti-Pledging and Anti-Hedging Policy

Ameren maintains policies that prohibit executive officers and directors from engaging in pledges of Ameren securities or short sales, margin accounts and hedging or derivative transactions with respect to Ameren securities. In addition, Ameren’s policies prohibit Company directors and employees from entering into any transaction which hedges (or offsets) any decrease in the value of Ameren equity securities, as discussed under “SECURITY OWNERSHIP — SECURITIES OF AMEREN” above.

Clawback

Awards granted under the 2006 Plan or the 2014 Plan, including EIP and PSU awards, are subject to a “clawback” in certain circumstances. If Ameren is required to prepare an accounting restatement due to the material noncompliance of Ameren, as a result of misconduct, with any financial reporting requirement under the securities laws, and if an award holder knowingly or with gross negligence engaged in or failed to prevent the misconduct, or if the award holder is one of the individuals subject to automatic forfeiture under

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Section 304 of the Sarbanes-Oxley Act of 2002, the award holder will be required to reimburse Ameren the amount of any payment in settlement of an award earned or accrued during the 12-month period following the first public issuance or filing of the financial document embodying the financial reporting requirement.

In addition, beginning with the 2015 EIP awards and PSU awards granted in 2015, if the award holder engages in conduct or activity that is detrimental to Ameren or violates the confidentiality or customer or employee non-solicitation provisions included in the award, generally, the award holder will be required to repay the award to Ameren after receiving a demand from Ameren for the repayment.

Timing of Compensation Decisions and Awards

Ameren’s Board and the Committee establish meeting schedules annually, well in advance of each meeting, to ensure a thorough and thoughtful decision process. Incentive compensation awards are made at regularly scheduled meetings.

Following is a discussion of the timing of certain compensation decisions for 2016 at Ameren:

•	the NEOs’ base salaries for 2016 were reviewed and a 2016 base salary increase for each of the NEOs was approved at the December 2015 Committee meeting, as discussed under “— Base Salary” above;

•	2016 EIP target opportunities (as a percentage of base salary) were established for the NEOs and the range of 2016 EIP EPS, safety LWA and customer measures for 2016 was set at the December 2015 and February 2016 Committee meetings, respectively;

•	2016 PSU grants to the NEOs were approved at the December 2015 Committee meeting; and

•	the final determination of the 2016 EIP and 2014 PSU payouts were made at the February 2017 Committee meeting.

Decisions relating to material elements of compensation are fully deliberated by the Committee at each Committee meeting and, when appropriate, over the course of several Committee meetings. This allows for any follow-up to questions from Committee members in advance of the final decision. The Committee makes long-term incentive grants at its December meeting of the year prior to the year the grants are made. The Committee expects to continue to establish base salaries at its December meeting each year, with such base salaries to be effective in the following January.

Other Considerations for Changes in Compensation Opportunities

Market Data, retention needs and general economic conditions have been the primary factors considered in decisions to increase or decrease compensation opportunities materially. Corporate and individual performance are the primary factors in determining the ultimate value of those compensation opportunities.

Role of Executive Officers

For 2016, Ameren’s Chief Executive Officer, Mr. Baxter, with the assistance of the Senior Vice President, Corporate Communications and Chief Human Resources Officer of Ameren Services, Mark C. Lindgren, recommended to the Committee compensation amounts for the other NEOs. Ameren’s Chief Executive Officer makes recommendations to the Committee with respect to the compensation of the NEOs (other than himself) and other senior executives. Ameren’s Chief Executive Officer possesses insight regarding individual performance levels, degree of experience and future promotion potential. In all cases, Ameren’s Chief Executive Officer’s recommendations are presented to the Committee for review based on the Market Data provided by the Committee’s independent consultant. The Committee independently determines each NEO’s compensation, as discussed in this CD&A. No executive officer nor any other NEO makes recommendations for setting his own compensation.

Ameren’s Chief Executive Officer, the other NEOs, and other senior executives play a role in the early stages of design and evaluation of our compensation programs and policies. Because of their extensive

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EXECUTIVE COMPENSATION

familiarity with our business and corporate culture, these executives are in the best position to suggest programs and policies to the Committee and the independent consultant that will engage employees and provide effective incentives to produce outstanding financial and operating results for Ameren and its subsidiaries, including the Company, and their shareholders.

Other Compensation Matters

Neither Ameren nor the Company has any written or unwritten employment agreements with any of the NEOs. Each NEO is an employee at the will of Ameren or the Company.

COMPENSATION TABLES AND NARRATIVE DISCLOSURES

The following table sets forth compensation information for our NEOs for services rendered in all capacities to the Company and its affiliates, including Ameren, in fiscal years 2016, 2015 and 2014. You should refer to the section entitled “COMPENSATION DISCUSSION AND ANALYSIS” above for an explanation of the elements used in setting the compensation for our NEOs.

2016 SUMMARY COMPENSATION TABLE

Name and Principal Position(1) (a)	Year (b)	Salary(2) ($) (c)	Bonus(2) ($) (d)	Stock Awards(3) ($) (e)	Option Awards(4) ($) (f)	Non-Equity Incentive Plan Compensation(2)(5) ($) (g)	Change in Pension Value and Nonqualified Def. Comp. Earnings(6) ($) (h)	All Other Compensation(7) ($) (i)	Total ($) (j)
Richard J. Mark Chairman and President, Ameren Illinois	2016	490,000	–	854,048	–	409,000	199,821	48,943	2,001,812
	2015	470,000	–	920,112	–	348,230	83,777	44,981	1,867,100
	2014	424,500	–	737,972	–	314,140	171,592	39,854	1,688,058
Martin J. Lyons, Jr. Executive Vice President and Chief Financial Officer, Ameren	2016	640,000	–	1,279,549	–	539,500	292,887	68,069	2,820,005
	2015	612,000	–	1,343,364	–	477,710	51,918	50,881	2,535,873
	2014	566,500	–	1,077,141	–	410,430	210,304	52,627	2,317,002
Gregory L. Nelson Senior Vice President, General Counsel and Secretary, Ameren	2016	479,000	–	785,779	–	333,000	231,044	31,180	1,860,003
	2015	467,500	–	887,485	–	301,210	55,209	37,443	1,748,847
	2014	453,500	–	788,386	–	305,090	217,766	18,652	1,783,394
Mark C. Birk Senior Vice President, Corporate Safety, Planning and Operations Oversight, Ameren	2016	366,000	–	375,237	–	215,500	182,279	29,470	1,168,486
Bruce A. Steinke Senior Vice President, Finance and Chief Accounting Officer, Ameren	2016	357,000	–	366,014	–	191,000	132,050	38,685	1,084,749
	2015	345,000	–	409,344	–	179,530	34,540	27,109	995,523
	2014	330,000	–	358,541	–	170,780	100,748	26,453	986,522

(1)	Includes compensation received as an officer of Ameren and /or its subsidiaries (including Ameren Illinois).

(2)	Cash compensation received by each NEO for fiscal years 2016, 2015 and 2014 is found in the Salary or Non-Equity Incentive Plan Compensation column of this table. Because Mr. Birk was not a NEO prior to fiscal year 2016, only his compensation with respect to 2016 is shown. The amounts that would generally be considered “bonus” awards are found under Non-Equity Incentive Plan Compensation in column (g).

(3)

The amounts in column (e) represent the aggregate grant date fair value computed in accordance with authoritative accounting guidance of PSU awards under the 2006 Plan or 2014 Plan, as applicable, without regard to estimated forfeitures related to service-based vesting conditions. For 2016 PSU grants, the calculations reflect an accounting value of 102.1 percent of the target value; for 2015 grants, 114.6 percent of the target value; and for 2014 grants, 107.6 percent of the target value. Assumptions used in the calculation of the amounts in column (e) are described in Note 12 to Ameren’s audited financial statements for the fiscal year ended December 31, 2016 included in Ameren’s 2016 Form 10-K. The maximum value of the 2016 PSU awards, excluding dividends, is as follows: Mr. Mark — $2,030,517;

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Mr. Lyons — $3,042,155; Mr. Nelson — $1,868,206; Mr. Birk — $892,135 and Mr. Steinke — $870,206. Valuations are based on $52.46 per share, the most recent closing price of Ameren Common Stock on the NYSE as of December 31, 2016.

The amounts reported for PSU award grants in column (e) do not reflect actual compensation realized by the NEOs and are not a guarantee of the amount that the NEO will actually receive from the grant of the PSU awards. The actual compensation realized by the NEOs will be based upon the share price of Ameren’s Common Stock at payout. The PSUP performance periods for the 2015 and 2016 grants will not end until December 31, 2017 and December 31, 2018, respectively, and, as such, the actual value, if any, of the PSU awards will generally depend on Ameren’s achievement of certain market performance measures during these periods. For information regarding the terms of the awards, the description of vesting conditions, and the criteria for determining the amounts payable, including 2014 PSU awards granted for each NEO, see “— COMPENSATION DISCUSSION AND ANALYSIS.”

(4)	None of the NEOs received any option awards in 2016, 2015 or 2014.

(5)	Represents payouts for performance under the applicable year’s EIP. See “— COMPENSATION DISCUSSION AND ANALYSIS” for a discussion of how amounts were determined for 2016.

(6)	Amounts shown in column (h) are the sum of (1) the increase in the actuarial present value of each NEO’s accumulated benefit under all defined benefit and actuarial pension plans (including the SRP) from December 31 of the prior fiscal year to December 31 of the applicable fiscal year and (2) the above-market portion of interest determined in accordance with SEC disclosure rules as the difference between the interest credited at the rate in Ameren’s deferred compensation plan and interest that would be credited at 120 percent of the AFR published by the Internal Revenue Service (“IRS”) and calculated as of January 1, 2016, for the year ended December 31, 2016, as of January 1, 2015, for the year ended December 31, 2015 and as of January 1, 2015 for the year ended December 31, 2014. The table below shows the allocation of these amounts for each NEO. For 2016, the applicable interest rate for the deferred compensation plan was 5.81 percent for amounts deferred prior to January 1, 2010 and 3.13 percent for amounts deferred on or after January 1, 2010. The above-market earnings are calculated using those applicable interest rates minus 120 percent of the AFR of 3.18 percent published by the IRS and calculated as of January 2016. For 2015, the applicable interest rate for the deferred compensation plan was 6.35 percent for amounts deferred prior to January 1, 2010 and 3.29 percent for amounts deferred on or after January 1, 2010. The above-market earnings are calculated using those applicable interest rates minus 120 percent of the AFR of 3.21 percent published by the IRS and calculated as of January 2015. For 2014, the applicable interest rate for the deferred compensation plan was 6.23 percent for amounts deferred prior to January 1, 2010 and 3.99 percent for amounts deferred on or after January 1, 2010. The above-market earnings are calculated using those applicable interest rates minus 120 percent of the AFR of 3.21 percent published by the IRS and calculated as of January 2015.

Name	Year	Pension Plan Increase ($)	Deferred Compensation Plan Above-Market Interest ($)
Mark	2016	183,493	16,328
	2015	65,446	18,331
	2014	154,997	16,595
Lyons	2016	292,887	–
	2015	51,918	–
	2014	210,304	–
Nelson	2016	222,181	8,863
	2015	45,259	9,950
	2014	208,758	9,008
Birk	2016	170,262	12,017

Steinke	2016	131,626	424
	2015	34,064	476
	2014	100,317	431

For assumptions and methodology regarding the determination of pension values, please refer to the footnotes under the Pension Benefits Table.

(7)	The amounts in column (i) reflect matching contributions allocated by Ameren to each NEO pursuant to Ameren’s 401(k) savings plan, which is available to all salaried employees, and the cost of insurance premiums paid by Ameren with respect to term life insurance, which amount each NEO is responsible for paying income tax. In 2016, Ameren’s 401(k) matching contributions, including the 401(k) Restoration Benefit as described in “— NONQUALIFIED DEFERRED COMPENSATION – Executive Deferred Compensation Plan Participation” below, for each of the NEOs were as follows: Mr. Mark — $37,720; Mr. Lyons — $50,297; Mr. Nelson — $22,229; Mr. Birk — $25,615; Mr. Steinke — $24,144. In 2016, Ameren’s cost of insurance premiums the NEOs were as follows: Mr. Mark — $11,223; Mr. Lyons — $5,659; Mr. Nelson — $8,951; Mr. Birk — $3,855; Mr. Steinke — $4,453. In 2016, the amount in column (i) also includes the costs for tax and financial planning services (Mr. Lyons – $8,265 and Mr. Steinke — $9,569), and event ticket expenses during 2016 (Mr. Lyons — $3,848 and Mr. Steinke — $519).

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The following table provides additional information with respect to stock-based awards granted in 2016, the value of which was provided in the Stock Awards column of the Summary Compensation Table with respect to 2016 grants, and the potential range of payouts associated with the 2016 EIP.

GRANTS OF PLAN-BASED AWARDS TABLE

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Future Payouts Under Equity Incentive Plan Awards(3)			All Other Stock Awards: Number of Shares of Stock or Units (#) (i)	All Other Option Awards: Number of Securities Underlying Options(4) (#) (j)	Exercise or Base Price of Option Awards(4) ($/Sh) (k)	Grant Date Fair Value of Stock and Option Awards(5) ($) (l)
Name (a)	Grant Date(1) (b)	Committee Approval Date(1)	Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold (#) (f)	Target (#) (g)	Maximum (#) (h)
Mark			159,250	318,500	637,000	–	–	–	–	–	–	–
	1/1/16	12/10/15	–	–	–	5,806	19,353	38,706	–	–	–	854,048
Lyons			240,000	480,000	960,000	–	–	–	–	–	–	–
	1/1/16	12/10/15	–	–	–	8,699	28,995	57,990	–	–	–	1,279,549
Nelson			155,675	311,350	622,700	–	–	–	–	–	–	–
	1/1/16	12/10/15	–	–	–	5,342	17,806	35,612	–	–	–	785,779
Birk			100,650	201,300	402,600	–	–	–	–	–	–	–
	1/1/16	12/10/15	–	–	–	2,551	8,503	17,006	–	–	–	375,237
Steinke			89,250	178,500	357,000	–	–	–	–	–	–	–
	1/1/16	12/10/15	–	–	–	2,488	8,294	16,588	–	–	–	366,014

(1)	The 2016 PSU target awards were approved by the Committee on December 10, 2015 and, in accordance with authoritative accounting guidance, granted on January 1, 2016. See “— COMPENSATION DISCUSSION AND ANALYSIS” for a discussion of the timing of various pay decisions.

(2)	The amounts shown in column (c) reflect the threshold payment level under the 2016 EIP which is 50 percent of the target amount shown in column (d). The amount shown in column (e) is 200 percent of such target amount. See “— COMPENSATION DISCUSSION AND ANALYSIS” for information regarding the description of performance-based conditions.

(3)	For each NEO, the amounts shown (denominated in shares of Ameren Common Stock) in column (f) reflect the threshold 2016 PSU award grant which is 30 percent of the target amount shown in column (g). The amount shown in column (h) is 200 percent of such target amount. See “— COMPENSATION DISCUSSION AND ANALYSIS” for information regarding the terms of the awards, the description of performance-based vesting conditions and the criteria for determining the amounts payable.

(4)	None of the NEOs received any option awards in 2016.

(5)	For each NEO, the amount represents the grant date fair value of the 2016 PSU awards determined in accordance with authoritative accounting guidance (including FASB ASC Topic 718), excluding the effect of estimated forfeitures. Assumptions used in the calculation of these amounts are referenced in footnote (3) to the Summary Compensation Table. There is no guarantee that, if and when the 2016 PSU awards vest, they will have this value.

NARRATIVE DISCLOSURE TO SUMMARY COMPENSATION TABLE AND GRANTS OF PLAN-BASED AWARDS TABLE

See “— COMPENSATION DISCUSSION AND ANALYSIS” for further information relating to each NEO regarding the terms of awards reported in the Summary Compensation Table and the Grants of Plan-Based Awards Table and for discussions regarding officer stock ownership requirements, dividends paid on equity awards, and allocations between short-term and long-term compensation.

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The following table provides information regarding the outstanding equity awards held by each of the NEOs as of December 31, 2016.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

	Option Awards(1)					Stock Awards
Name (a)	Number of Securities Underlying Unexercised Options Exercisable (#) (b)	Number of Securities Underlying Unexercised Options Unexercisable (#) (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)	Market Value of Shares or Units of Stock That Have Not Vested ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested(2) (#) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested(3) ($) (j)
Mark	–	–	–	–	–	–	–	77,465	4,063,814
Lyons	–	–	–	–	–	–	–	114,629	6,013,437
Nelson	–	–	–	–	–	–	–	72,938	3,826,327
Birk	–	–	–	–	–	–	–	34,724	1,821,621
Steinke	–	–	–	–	–	–	–	33,810	1,773,673

(1)	None of the NEOs hold any options to purchase shares of Ameren’s Common Stock.

(2)	For each NEO, the amount shown represents 2015 and 2016 PSU award grants at maximum performance. The 2015 and 2016 PSU awards for such NEOs vest, subject to Ameren achieving the required performance threshold and continued employment of the NEO, as of February 28, 2018 and February 28, 2019, respectively. See “— COMPENSATION DISCUSSION AND ANALYSIS — Long-Term Incentives: Performance Share Unit Program (“PSUP”).” There is no guarantee that such amounts will ultimately be earned by participants.

(3)	The dollar value of the 2015 and 2016 PSU awards is based on achieving the maximum performance goals for such awards. Valuations are based on $52.46 per share, the most recent closing price of Ameren Common Stock on the NYSE as of December 31, 2016. There is no guarantee that such amounts will ultimately be earned by participants.

The following table provides the amounts received upon exercise of options or similar instruments or the vesting of stock or similar instruments during the most recent fiscal year.

OPTION EXERCISES AND STOCK VESTED TABLE

	Option Awards(1)		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($) (c)	Number of Shares Acquired on Vesting(2) (#) (d)	Value Realized on Vesting(3) ($) (e)
Mark	–	–	19,624	1,029,475
Lyons	–	–	28,643	1,502,612
Nelson	–	–	20,965	1,099,824
Birk	–	–	9,534	500,154
Steinke	–	–	9,534	500,154

(1)	None of the NEOs hold any options to purchase shares of Ameren’s Common Stock.

(2)	For each NEO, the amount shown represents 2014 PSU award grants earned as of December 31, 2016. During the performance period for the 2014 PSU awards ending December 31, 2016, such NEOs were credited with dividend equivalents on 2014 PSU award grants, which represented the right to receive shares of Ameren Common Stock measured by the dividend payable with respect to the corresponding number of 2014 PSU awards. Dividend equivalents on 2014 PSU awards accrued at target levels and were reinvested into additional 2014 PSU awards throughout the three-year performance period. For each NEO, the actual dividend equivalents paid out on PSU awards varies from 0 percent to 200 percent of the target number of PSUs granted to each NEO and is based on the performance of Ameren during each respective PSU award performance period. Dividend equivalents are only earned to the extent that the underlying PSU award is earned. The number of 2014 PSUs ultimately earned by each NEO through dividend reinvestment, at 92.5 percent of the original target levels accrued, was as follows: Mr. Mark — 2,076 units; Mr. Lyons — 3,030 units; Mr. Nelson — 2,218 units; Mr. Birk — 1,008 units and Mr. Steinke — 1,008 units.

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(3)	The value of the vested 2014 PSUs is based on $52.46 per share, the most recent closing price of Ameren Common Stock on the NYSE as of December 31, 2016, the date the 2014 PSU awards vested.

PENSION BENEFITS

The table below provides the actuarial present value of the NEO’s accumulated benefits under Ameren’s retirement plans and the number of years of service credited to each NEO under these plans.

PENSION BENEFITS TABLE

Name (a)	Plan Name (b)	Number of Years Credited Service(1) (#) (c)	Present Value of Accumulated Benefit(2)(3) ($) (d)	Payments During Last Fiscal Year(4) ($) (e)
Mark	1) Retirement Plan	14	533,356	–
	2) SRP	14	617,672	–
Lyons	1) Retirement Plan	15	479,429	–
	2) SRP	15	873,747	–
Nelson	1) Retirement Plan	21	801,181	–
	2) SRP	21	762,176	–
Birk	1) Retirement Plan	31	652,571	–
	2) SRP	31	310,251	–
Steinke	1) Retirement Plan	14	472,682	–
	2) SRP	14	196,004	–

(1)	Years of credited service are not used for purposes of calculating the NEOs’ balances under these plans.

(2)	Represents the actuarial present value of the accumulated benefits relating to the NEOs under the Retirement Plan (defined below) and the SRP as of December 31, 2016. See Note 11 to our audited consolidated financial statements for the year ended December 31, 2016 included in Ameren’s 2016 Form 10-K for an explanation of the valuation method and all material assumptions applied in quantifying the present value of the accumulated benefit. The calculations were based on retirement at the plan normal retirement age of 65, included no pre-retirement decrements in determining the present value, used a 60 percent lump sum / 40 percent annuity payment form assumption, and used the plan valuation mortality assumptions after age 65 (RP-2016 mortality projected generationally by Scale MP-2016). Cash balance accounts were projected to age 65 using the 2016 plan interest crediting rate of 5 percent.

(3)	The following table provides the Cash Balance Account Lump Sum Value for accumulated benefits relating to the NEOs under the cash balance account under the Retirement Plan and the SRP at December 31, 2016 as an alternative to the presentation of the actuarial present value of the accumulated benefits relating to the NEOs under the Retirement Plan and the SRP as of December 31, 2016.

Name	Plan Name	Cash Balance Account Lump Sum Value ($)
Mark	1) Retirement Plan	444,544
	2) SRP	514,821
Lyons	1) Retirement Plan	350,143
	2) SRP	638,126
Nelson	1) Retirement Plan	652,011
	2) SRP	620,268
Birk	1) Retirement Plan	489,391
	2) SRP	232,671
Steinke	1) Retirement Plan	368,388
	2) SRP	152,757

(4)	All NEOs are active and were not eligible for payments prior to December 31, 2016.

Ameren Retirement Plan

Retirement benefits for the NEOs fall under the Benefits for Salaried Employees (the “Cash Balance Account”). Most salaried employees of Ameren and its subsidiaries, including the NEOs, earn benefits in the Cash Balance Account under the Ameren Retirement Plan (the “Retirement Plan”) immediately upon employment. Benefits become vested after three years of service.

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On an annual basis, a bookkeeping account in a participant’s name is credited with an amount equal to a percentage of the participant’s pensionable earnings for the year. Pensionable earnings include base salary and annual EIP compensation, which are equivalent to amounts shown in columns (c) and (g) in the Summary Compensation Table. The applicable percentage is based on the participant’s age as of December 31 of that year.

Participant’s Age on December 31	Regular Credit for Pensionable Earnings*
Less than 30	3%
30 to 34	4%
35 to 39	4%
40 to 44	5%
45 to 49	6%
50 to 54	7%
55 and over	8%
*	An additional regular credit of three percent is received for pensionable earnings above the Social Security wage base.

These accounts also receive interest credits based on the average yield for one-year U.S. Treasury constant maturity for the previous October, plus one percent. The minimum interest credit is five percent.

Effective January 1, 2001, an enhancement account was added that provides a $500 additional credit at the end of each year.

The normal retirement age under the Cash Balance Account structure and the SRP is 65. Neither the Cash Balance Account structure nor the SRP contains provisions for crediting extra years of service or for early retirement. When a participant terminates employment (including as a result of retirement), the amount credited to the participant’s account is converted to an annuity or paid to the participant in a lump sum. The participant can also choose to defer distribution, in which case the account balance is credited with interest at the applicable rate until the future date of distribution.

Ameren Supplemental Retirement Plan

In certain cases, pension benefits under the Retirement Plan are reduced to comply with maximum limitations imposed by the IRC. The SRP is maintained by Ameren to provide for a supplemental benefit equal to the difference between the benefit that would have been paid if such IRC limitations were not in effect and the reduced benefit payable as a result of such IRC limitations. Any NEO whose pension benefits under the Retirement Plan would exceed IRC limitations is eligible to participate in the SRP. The SRP is unfunded and is not a qualified plan under the IRC.

There is no offset under either the Retirement Plan or the SRP for Social Security benefits or other offset amounts.

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NONQUALIFIED DEFERRED COMPENSATION

The following table discloses contributions, earnings and balances under the nonqualified deferred compensation plan for each NEO.

NONQUALIFIED DEFERRED COMPENSATION TABLE

Name (a)	Executive Contributions in 2016(1) ($) (b)	Company Contributions in 2016(2) ($) (c)	Aggregate Earnings in 2016(3) ($) (d)	Aggregate Withdrawals/ Distributions ($) (e)	Aggregate Balance at 12/31/16(4) ($) (f)
Mark	145,929	25,795	78,713	–	1,687,995
Lyons	51,163	38,372	38,443	–	600,335
Nelson	10,304	10,304	30,178	–	539,770
Birk	52,657	13,689	37,420	–	817,247
Steinke	185,050	12,219	19,424	–	359,871

(1)	A portion of these amounts is also included in amounts reported for 2016 as “Salary” in column (c) of the Summary Compensation Table. These amounts also include a portion of amounts reported as “Non-Equity Incentive Plan Compensation” in our 2016 information statement, representing compensation paid in 2016 for performance during 2015.

(2)	All of the Company matching contributions reported for each NEO are included in the amounts reported in column (i) of the Summary Compensation Table.

(3)	The dollar amount of aggregate interest earnings accrued during 2016. The above-market interest component of these amounts earned on deferrals made prior to January 1, 2010 with respect to plan years beginning on or prior to January 1, 2010 and for deferrals made prior to January 1, 2010 with respect to plan years beginning on or after January 1, 2011 is included in amounts reported in column (h) of the Summary Compensation Table. See footnote (6) to the Summary Compensation Table for the amounts of above-market interest. There are no above-market or preferential earnings on compensation deferred with respect to plan years beginning on or after January 1, 2010 for deferrals made on and after January 1, 2010.

(4)	The dollar amount of the total balance of the NEO’s account as of December 31, 2016 consists of the following elements:

Name	Executive Contributions ($)	Company Matching Contributions ($)	Interest Earnings ($)	Total ($)	Amount Previously Reported as Compensation in Prior Years(1) ($)
Mark	1,077,378	118,470	492,147	1,687,995	628,659
Lyons	287,286	215,464	97,585	600,335	413,215
Nelson	217,867	73,283	248,620	539,770	166,858
Birk	481,240	61,096	274,911	817,247	0
Steinke	252,472	56,594	50,805	359,871	71,528

(1)	Represents amounts previously reported as compensation to the NEO in the Company’s Summary Compensation Table in previous years.

Executive Deferred Compensation Plan Participation

Pursuant to an optional deferred compensation plan available to members of Ameren’s management, NEOs may annually choose to defer up to 50 percent (in one percent increments) of their salary and up to 100 percent (in one percent increments or amounts in excess of a threshold) of cash incentive awards. There are no minimum dollar thresholds for deferrals. At the request of a participant, Ameren may, in its discretion, waive the 50 percent limitation.

The Ameren Deferred Compensation Plan, as amended and restated, effective January 1, 2010 (the “Ameren Deferred Compensation Plan”), changed the interest crediting rates for deferrals made with respect to plan years commencing on and after January 1, 2010 and added a 401(k) restoration benefit for eligible officers of Ameren and its subsidiaries, including the NEOs, whose total salary and short-term incentive award exceeds the limit on compensation in effect under the IRC. In October 2010, Ameren adopted an amendment to the Ameren Deferred Compensation Plan for plan years beginning on and after January 1, 2011 to, among other things, change the measurement period for the applicable interest rates to amounts deferred under such

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plan prior to January 1, 2010 and clarify that matching contributions made under the plan are based upon all of a participant’s deferrals under the plan during a plan year. Pursuant to the Ameren Deferred Compensation Plan, amounts deferred (and interest attributable thereto), other than the 401(k) Restoration Benefit (as defined below), accrue interest at the rate to be applied to the participant’s account balance depending on (1) the plan year for which the rate is being calculated and (2) the year in which the deferral was made, as follows:

Calculation for Plan Year	Deferral Date	Rate
Plan Years beginning on or prior to January 1, 2010	Deferrals prior to January 1, 2010	150 percent of the average of the monthly Mergent’s Seasoned AAA Corporate Bond Yield Index rate (the “Officers Deferred Plan Index Rate”) for the calendar year immediately preceding such plan year — for 2016 such interest crediting rate was 5.81 percent

Plan Years beginning on or after January 1, 2010	Deferrals on and after January 1, 2010	120 percent of the AFR for the December immediately preceding such plan year (the “Officers Deferred Plan Interest Rate”) — for 2016 such interest crediting rate was 3.13 percent

Under the Ameren Deferred Compensation Plan, upon a participant’s termination of employment with Ameren and/or its subsidiaries, including the Company, prior to age 55 and after the occurrence of a Change of Control (as defined under “— OTHER POTENTIAL POST-EMPLOYMENT PAYMENTS — Change of Control” below) the balance in such participant’s deferral account, with interest as described in the table above, shall be distributed in a lump sum within 30 days after the date the participant terminates employment.

The 401(k) Restoration Benefit allows eligible officers of Ameren and its subsidiaries, including the NEOs, to also defer a percentage of salary and/or EIP awards in excess of the limit on compensation then in effect under the IRC (currently $265,000), in one percent increments, up to a maximum of six percent of total salary and EIP awards (a “401(k) Restoration Deferral,” together with Ameren’s 401(k) matching credit described below, the “401(k) Restoration Benefit”). Under the Ameren Deferred Compensation Plan, Ameren credits each participating officer’s deferral account with a matching credit equal to 100 percent of the first three percent of salary and EIP awards and 50 percent of the remaining salary and EIP awards deferred by the participant, including a 401(k) Restoration Deferral. In general, eligible participants, including the NEOs, may direct the deemed investment of the 401(k) Restoration Benefit in accordance with the investment options that are generally available under Ameren’s 401(k) savings investment plan, except for the Ameren stock fund.

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EXECUTIVE COMPENSATION

As a result of the changes described in this section, no preferential or above-market earnings are paid pursuant to the Ameren Deferred Compensation Plan with respect to plan years beginning on or after January 1, 2010 for deferrals made on and after January 1, 2010. The investment returns for the funds available to NEOs under the Ameren Deferred Compensation Plan in 2016 were as follows:

Name of Fund	Percentage Rate of Return (%)
Target 2020 Fund	6.61
Target 2025 Fund	7.26
Target 2030 Fund	7.86
Target 2035 Fund	8.38
Target 2040 Fund	8.78
Target 2045 Fund	9.12
Target 2050 Fund	9.14
Target 2055 Fund	9.16
Target 2060 Fund	9.19
Target Retirement Fund	6.04
Large Cap Equity Index	11.98
Large Cap Equity (inception date 1/29/2016)	–
Small/Mid Cap Equity Index	17.73
Small/Mid Cap Equity	12.72
International Equity Index	5.13
International Equity	1.03
Bond Fund	4.51
Bond Index Fund	2.68
TIPS Bond Index Fund	4.77
Stable Interest Income	1.44

After the participant retires, the deferred amounts (and interest attributable thereto), other than the 401(k) Restoration Benefit, accrue interest as follows:

Calculation for Plan Year	Deferral Date	Rate
Plan Years beginning on or prior to January 1, 2010	Deferrals prior to January 1, 2010	Average monthly Mergent’s Seasoned AAA Corporate Bond Yield Index rate (the “Officers Deferred Plan Base Index Rate”) for the calendar year immediately preceding such plan year — for 2016 such interest crediting rate was 3.87 percent

Plan Years beginning on or after January 1, 2010	Deferrals on and after January 1, 2010	Officers Deferred Plan Interest Rate — for 2016 such interest crediting rate was 3.13 percent

The plan compounds interest annually and the rate is calculated as of the first day of the plan year.

Distributions from the Ameren Deferred Compensation Plan will be paid in cash. A participant may choose to receive the deferred amounts at retirement in a single lump sum payment or in substantially equal

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installments over a period of 5, 10 or 15 years. In the event a participant terminates employment with Ameren and its subsidiaries, including the Company, prior to age 55, the balance in such participant’s deferral account is distributable in a lump sum to the participant within 30 days of the date the participant terminates employment.

Participants are 100 percent vested at all times in the value of their contributions, investment earnings and any Ameren 401(k) matching credits. A participant’s benefit will be comprised of separate bookkeeping accounts evidencing his or her interest in each of the investment funds in which contributions and applicable matching contributions have been deemed invested. While no actual contributions are made to the funds, earnings or losses are calculated using the valuation methodology employed by the record keeper for each of the corresponding funds. Participants may generally transfer investments among various investment alternatives on a daily basis, subject to the provisions of the Ameren Deferred Compensation Plan.

OTHER POTENTIAL POST-EMPLOYMENT PAYMENTS

Employment Agreements

Neither Ameren nor the Company has employment agreements with the NEOs.

General Severance Plan

Ameren maintains the Ameren Corporation Severance Plan for Ameren Employees which provides for severance based on years of service and weeks of pay for all regular full-time employees on the active payroll. The NEOs are covered under this plan in the event of a qualified termination (defined under the plan) and are eligible for severance on the same basis as other regular full-time employees.

Change of Control

Change of Control Severance Plan. Severance and PSUP provisions pursuant to a Change of Control (as defined below) were redesigned or designed by the Committee in 2006 and subsequent changes to the Change of Control Plan have been made in response to various changes in tax laws. In 2008, Ameren’s Board of Directors adopted the Ameren Second Amended and Restated Change of Control Severance Plan, as amended (the “Change of Control Plan”). Other Ameren plans also carry change of control provisions. The Change of Control Plan was amended in 2009 to eliminate reimbursement and gross-up payments in connection with any excise taxes that may be imposed on benefits received by any officers who first become designated as entitled to receive benefits under the Change of Control Plan on or after October 1, 2009.

Under the Change of Control Plan, designated officers of Ameren and its subsidiaries, including the NEOs, are entitled to receive severance benefits if their employment is terminated without Cause (as defined below) or by the NEO for Good Reason (as defined below) within two years after a Change of Control.

Definitions of Change of Control, Cause and Good Reason

A change of control (“Change of Control”) occurs under the Change of Control Plan, in general, upon:

(i) the acquisition of 20 percent or more of the outstanding Common Stock of Ameren or of the combined voting power of the outstanding voting securities of Ameren;

(ii) a majority change in composition of the board of directors;

(iii) a reorganization, merger or consolidation, sale or other disposition of all or substantially all of the assets of Ameren, unless current shareholders continue to own 60 percent or more of the surviving entity immediately following the transaction; or

(iv) approval by Ameren shareholders of a complete liquidation or dissolution of Ameren.

“Cause” is defined as follows:

(i) the participant’s willful failure to substantially perform his or her duties with Ameren (other than any such failure resulting from the participant’s disability), after notice and opportunity to remedy;

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EXECUTIVE COMPENSATION

(ii) gross negligence in the performance of the participant’s duties which results in material financial harm to Ameren;

(iii) the participant’s conviction of, or plea of guilty or nolo contendere to, any felony or any other crime involving the personal enrichment of the participant at the expense of Ameren or shareholders of Ameren; or

(iv) the participant’s willful engagement in conduct that is demonstrably and materially injurious to Ameren, monetarily or otherwise.

“Good Reason” is defined as follows:

(i) a net reduction of the participant’s authorities, duties or responsibilities as an executive and/or officer of Ameren;

(ii) required relocation of more than 50 miles;

(iii) any material reduction of the participant’s base salary or target bonus opportunity;

(iv) reduction in grant-date value of long-term incentive opportunity;

(v) failure to provide the same aggregate value of employee benefit or retirement plans in effect prior to a Change of Control;

(vi) failure of a successor to assume the Change of Control Plan agreements; or

(vii) a material breach of the Change of Control Plan which is not remedied by the Company within ten business days of receipt of written notice of such breach.

If a NEO’s employment is terminated without Cause or by the NEO for Good Reason within two years after a Change of Control, the NEO will receive a cash lump sum equal to the following:

(i) unpaid salary and vacation pay through the date of termination;

(ii) pro rata EIP compensation for the year of termination;

(iii) three years’ worth of each of base salary and target EIP compensation (two years’ worth for Mr. Steinke);

(iv) three years’ worth of additional pension credit (two years’ worth for Mr. Steinke); and

(v) solely with respect to officers who first became designated as entitled to receive benefits under the Change of Control Plan before October 1, 2009, reimbursement and gross-up for any excise tax imposed on benefits received by the NEO from Ameren, assuming such payments (as defined by the IRS) are at least 110 percent of the imposed cap under the IRC.

In addition to the cash lump sum payment, any such NEO shall (i) continue to be eligible for health and welfare benefits during the three-year(1) severance period, provided that if the NEO becomes reemployed with another employer and is eligible to receive such health and welfare benefits under such other employer’s plan, the Company’s health and welfare benefits will be secondary to those provided under such other plan during the severance period and (ii) receive, as incurred, up to $30,000 for the cost of outplacement services (not available for a Good Reason termination).

Following are details of how the above items are calculated.

•	Retirement Plan Benefit Assumptions. Amount equal to the difference between (a) the account balance under the Retirement Plan and SRP which the participant would receive if his or her employment continued during the three-year period(1) upon which severance is received (assuming the participant’s compensation during such period would have been equal to his or her compensation as in effect immediately prior to termination), and (b) the actual account balance (paid or payable) under such plans as of the date of termination.

•	Health and Welfare Benefit Payment Assumptions. Continued coverage for the NEO’s family with medical, dental, life insurance and executive life insurance benefits as if employment had not been

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terminated during the three-year period(1) upon which severance is received. The calculation and the corresponding amounts set forth in the Estimated Potential Post-Employment Payments tables below assume full cost of benefits over the three-year period.(1) In addition, the NEO’s family receives additional retiree medical benefits (if applicable) as if employment had not been terminated during the three-year period,(1) upon which severance is received. Retiree medical benefits are payable only in their normal form as monthly premium payments until the NEO reaches the age of 65, at which time the NEO, or applicable beneficiary, receives an annual stipend to apply towards eligible healthcare premiums and costs. The actuarial present value of the additional retiree medical benefits is included, calculated based on retirement at the end of the three-year severance period,(1) a graded discount rate assumption of 0.89 percent for payment duration of three years or less, 1.76 percent for payment duration of over three but not more than nine years and 2.72 percent for payment duration over nine years, and post-retirement mortality (but not pre-retirement mortality) according to the RP-2016 (generational) table.

(1)	For Mr. Steinke it is only a two-year period.

Ability to Amend or Terminate Change of Control Plan

Ameren’s Board may amend or terminate the Change of Control Plan at any time, including designating any other event as a Change of Control, provided that the Change of Control Plan may not be amended or terminated (i) following a Change of Control, (ii) at the request of a third party who has taken steps reasonably calculated to effect a Change of Control or (iii) otherwise in connection with or in anticipation of a Change of Control in any manner that could adversely affect the rights of any officer covered by the Change of Control Plan.

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EXECUTIVE COMPENSATION

Change of Control Provisions Relating to PSU Awards

Below is a summary of protections provided upon a Change of Control with respect to the PSU awards under the 2006 Plan (or if applicable, the 2014 Plan). In brief, the goal of these protections is to avoid acceleration of PSU vesting and payment in situations where a Change of Control occurs but Ameren continues to exist and the NEO retains his or her position. In the table below, the term “qualifying termination” means the participant (i) has an involuntary termination without Cause, (ii) for Change of Control Severance Plan participants, has a voluntary termination of employment for Good Reason (as defined in the Change of Control Severance Plan) or (iii) has an involuntary termination that qualifies for severance under the Ameren Corporation Severance Plan for Ameren Employees (as in effect immediately prior to the Change of Control). Other definitions of capitalized terms may be found in the 2006 Plan (or if applicable, the 2014 Plan) or applicable award agreement.

Change of Control Event	Termination Event	Unvested PSU Awards

Change of Control which occurs on or before the end of the applicable performance period after which Ameren continues in existence and remains a publicly traded company on the NYSE or NASDAQ	No qualifying termination	Payable upon the earliest to occur of the following: • after the performance period has ended; or • the participant’s death.
Qualifying termination within two years after the Change of Control and during the three-year performance period

The PSUs the participant would have earned if such participant remained employed for the entire performance period, at actual performance, will vest on the last day of the performance period and be paid in shares of the Company’s Common Stock immediately following the performance period; provided that such distribution will be deferred until the date which is six months following the participant’s termination of employment to the extent required by IRC Section 409A.

Change of Control which occurs on or before the end of the applicable performance period in which Ameren ceases to exist or is no longer publicly traded on the NYSE or NASDAQ	Automatic upon Change of Control

The target number of PSU awards granted, together with dividends accrued thereon, will be converted to nonqualified deferred compensation. Interest on the nonqualified deferred compensation will accrue based on the prime rate, computed as provided in the award agreement.

	Continued employment until the end of the three-year performance period	Lump sum payout of the nonqualified deferred compensation plus interest immediately following the performance period.
	Retirement or termination due to disability prior to the Change of Control	Immediate lump sum payment of the nonqualified deferred compensation plus interest upon the Change of Control.
	Continued employment until death or disability which occurs after the Change of Control and before the end of the three-year performance period	Immediate lump sum payout of the nonqualified deferred compensation, plus interest upon such death or disability.
Qualifying termination during the three-year performance period

Immediate lump sum payout of the nonqualified deferred compensation plus interest upon termination; provided that such distribution shall be deferred until the date which is six months following the participant’s termination of employment to the extent required by IRC Section 409A.

	Other termination of employment before the end of the three-year performance period	Forfeiture of the nonqualified deferred compensation, plus interest.

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Termination Other Than for Change of Control

The following table summarizes the impact of certain employment events outside the context of a Change of Control that may result in the payment of unvested PSU awards.

Type of Termination	Additional Termination Details	Unvested PSU Awards

Death	N/A	All awards pay out at target (plus accrual of dividends), pro rata for the number of days worked in each performance period.

Disability	N/A	All outstanding awards are earned at the same time and to the same extent that they are earned by other participants, and are paid immediately following the performance period.

Retirement during Performance Period	Age 55+

Only if the participant has at least five years of service, a prorated award is earned at the end of the three-year performance period (based on actual performance) and paid immediately following the performance period.

Age 62+ (in the case of the 2014 and 2015 PSU awards)

Only if the participant has at least ten years of service, a full award is earned at the end of the three-year performance period (based on actual performance) and paid immediately following the performance period.

Termination for any reason other than death, disability, and retirement as provided above	N/A	Forfeited

Estimated Potential Post-Employment Payments

The tables below reflect the payments and benefits payable to each of the NEOs in the event of a termination of the NEO’s employment under several different circumstances. For all NEOs, the amounts shown assume that termination was effective as of December 31, 2016, at the NEO’s compensation and service levels as of that date, and are estimates of the amounts that would be payable to the NEO in each scenario. To the extent applicable, excise tax and gross-up payments are estimated using a stock price of $52.46 per share (the most recent closing price of Ameren Common Stock on the NYSE as of December 31, 2016). In addition, the amounts shown do not include benefits paid by insurance providers under life and disability policies or payments and benefits provided on a non-discriminatory basis to employees upon a termination of employment, including severance payments under the Ameren Corporation Severance Plan for Ameren Employees. The actual amounts to be paid out can only be determined at the time of the NEO’s actual separation from Ameren. Factors that could affect the nature and amount of the payments on termination of employment, among others, include the timing of event, compensation level, the market price of Ameren’s Common Stock and the NEO’s age.

MARK

Component of Pay	Death ($)	Disability ($)	Retirement at Age at 12/31/16(4) ($)	Involuntary Termination not for Cause ($)	Change of Control(2) ($)
Cash Severance (Three years’ Base Salary and Target EIP, Plus Pro rata EIP)	N/A	N/A	N/A		2,744,000
PSU Vesting, Assuming Termination of Employment	2,034,173	4,641,054	2,791,885		3,061,391
Three Years’ Pension Credit	N/A	N/A	N/A		432,266
Three Years’ Health and Welfare Benefits(3)	N/A	N/A	N/A		87,113
Outplacement at Maximum	N/A	N/A	N/A		30,000
Excise Tax and Gross-up	N/A	N/A	N/A		3,488,557
Total	2,034,173	4,641,054	2,791,885		9,843,327

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EXECUTIVE COMPENSATION

LYONS

Component of Pay	Death ($)	Disability ($)	Retirement at Age at 12/31/16(1) ($)	Involuntary Termination not for Cause ($)	Change of Control(2) ($)
Cash Severance (Three years’ Base Salary and Target EIP, Plus Pro rata EIP)	N/A	N/A		N/A	3,840,000
PSU Vesting, Assuming Termination of Employment	2,982,843	6,849,503		N/A	4,509,327
Three Years’ Pension Credit	N/A	N/A		N/A	498,503
Three Years’ Health and Welfare Benefits(3)	N/A	N/A		N/A	68,513
Outplacement at Maximum	N/A	N/A		N/A	30,000
Excise Tax and Gross-up	N/A	N/A		N/A	4,619,792
Total	2,982,843	6,849,503		N/A	13,566,135

NELSON

Component of Pay	Death ($)	Disability ($)	Retirement at Age at 12/31/16(4) ($)	Involuntary Termination not for Cause ($)	Change of Control(2) ($)
Cash Severance (Three years’ Base Salary and Target EIP, Plus Pro rata EIP)	N/A	N/A	N/A		2,682,400
PSU Vesting, Assuming Termination of Employment	2,053,332	4,497,235	2,771,038		3,013,000
Three Years’ Pension Credit	N/A	N/A	N/A		461,469
Three Years’ Health and Welfare Benefits(3)	N/A	N/A	N/A		82,293
Outplacement at Maximum	N/A	N/A	N/A		30,000
Excise Tax and Gross-up	N/A	N/A	N/A		3,253,782
Total	2,053,332	4,497,235	2,771,038		9,522,944

BIRK

Component of Pay	Death ($)	Disability ($)	Retirement at Age at 12/31/16(1) ($)	Involuntary Termination not for Cause ($)	Change of Control(2) ($)
Cash Severance (Three years’ Base Salary and Target EIP, Plus Pro rata EIP)	N/A	N/A		N/A	1,903,200
PSU Vesting, Assuming Termination of Employment	953,626	2,117,773		N/A	1,410,971
Three Years’ Pension Credit	N/A	N/A		N/A	289,320
Three Years’ Health and Welfare Benefits(3)	N/A	N/A		N/A	46,088
Outplacement at Maximum	N/A	N/A		N/A	30,000
Excise Tax and Gross-up	N/A	N/A		N/A	1,921,807
Total	953,626	2,117,773		N/A	5,601,386

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STEINKE

Component of Pay	Death ($)	Disability ($)	Retirement at Age at 12/31/16(4) ($)	Involuntary Termination not for Cause ($)	Change of Control(2) ($)
Cash Severance (Two years’ Base Salary and Target EIP, Plus Pro rata EIP)	N/A	N/A	N/A		1,249,500
PSU Vesting, Assuming Termination of Employment	941,418	2,075,295	1,273,691		1,386,990
Two Years’ Pension Credit	N/A	N/A	N/A		168,142
Two Years’ Health and Welfare Benefits(3)	N/A	N/A	N/A		44,652
Outplacement at Maximum	N/A	N/A	N/A		30,000
Excise Tax and Gross-up	N/A	N/A	N/A		1,442,738
Total	941,418	2,075,295	1,273,691		4,322,022

(1)	Messrs. Lyons and Birk are not retirement-eligible. Therefore, no PSU vesting is shown upon retirement for them.

(2)	Indicates Change of Control amounts payable to NEOs pursuant to the Change of Control Plan, assuming that Ameren ceases to exist or is no longer publicly traded on the NYSE or NASDAQ after the Change of Control.

(3)	Health and welfare benefits figures reflect the estimated lump-sum present value of all future premiums which will be paid on behalf of or to the NEOs under our welfare benefit plans. These amounts, however, would not actually be paid as a cash lump sum upon a Change of Control and termination of employment.

(4)	The estimated number of PSUs that would be payable upon retirement at December 31, 2016 for Messrs. Mark, Nelson and Steinke is calculated according to the schedule following “— Termination Other Than for Change of Control” above, depending on their respective ages at December 31, 2016. Where performance was estimated, it was estimated at 165 percent payout for the 2015 PSU award and 172.5 percent payout for the 2016 PSU award.

Ameren Illinois  2017 Information Statement    51

AUDIT AND RISK COMMITTEE REPORT

The information contained in the following Audit and Risk Committee Report shall not be deemed to be “soliciting material” or “filed” or “incorporated by reference” in future filings with the SEC, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or the Exchange Act.

AUDIT AND RISK COMMITTEE REPORT

The Audit and Risk Committee of Ameren Corporation (“Ameren”) reviews Ameren Illinois Company’s financial reporting process on behalf of Ameren Illinois Company’s Board of Directors. In fulfilling its responsibilities, the Audit and Risk Committee reviewed and discussed the audited financial statements of Ameren Illinois Company included in the 2016 Form 10-K with Ameren Illinois Company’s management and the independent registered public accounting firm. Management is responsible for the financial statements and the reporting process, as well as maintaining effective internal control over financial reporting and assessing such effectiveness. The independent registered public accounting firm is responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States. Ameren Illinois Company is a “non-accelerated filer” with respect to the reporting requirements of the Securities Exchange Act of 1934, as amended, and therefore, is not required to comply with Section 404 of the Sarbanes-Oxley Act of 2002 and related SEC regulations as to the auditor’s attestation report on internal control over financial reporting.

The Audit and Risk Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the rules of the Public Company Accounting Oversight Board (“PCAOB”), including Auditing Standard No. 16, “Communications with Audit Committees,” as modified or supplemented.

In addition, the Audit and Risk Committee has discussed with the independent registered public accounting firm such accounting firm’s independence with respect to Ameren Illinois Company and its management, including the matters in the written disclosures and the letter required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit and Risk Committee concerning independence, received from the independent registered public accounting firm.

To ensure the independence of the independent registered public accounting firm, Ameren has instituted monitoring processes at both the management level and the Audit and Risk Committee level. At the management level, the chief financial officer or the chief accounting officer is required to review and pre-approve all engagements of the independent registered public accounting firm for any category of services, subject to the pre-approval of the Audit and Risk Committee described below. In addition, the chief financial officer or the chief accounting officer is required to provide to the Audit and Risk Committee at each of its meetings (except meetings held exclusively to review earnings press releases and quarterly reports on SEC Form 10-Q) a written description of all services to be performed by the independent registered public accounting firm and the corresponding estimated fees. The monitoring process at the Audit and Risk Committee level includes a requirement that the Committee pre-approve the performance of any services by the independent registered public accounting firm, except that pre-approvals of non-audit services may be delegated to a single member of the Committee. At each Audit and Risk Committee meeting (except meetings held exclusively to review earnings press releases and quarterly reports on SEC Form 10-Q), the Committee receives a joint report from the independent registered public accounting firm and the chief financial officer or the chief accounting officer concerning audit fees and fees paid to the independent registered public accounting firm for all other services rendered, with a description of the services performed. The Audit and Risk Committee has considered whether the independent registered public accounting firm’s provision of the services covered under the captions “INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM — FEES FOR FISCAL YEARS 2016 AND 2015 — Audit-Related Fees,” “— Tax Fees” and “— All Other Fees” in this information statement is compatible with maintaining the independent registered public accounting firm’s independence and has concluded that the independent registered public accounting firm’s independence has not been impaired by its engagement to perform these services.

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AUDIT AND RISK COMMITTEE REPORT

In reliance on the reviews and discussions referred to above, the Audit and Risk Committee recommended to the Boards of Directors of Ameren and Ameren Illinois Company that Ameren Illinois Company’s audited financial statements be included in Ameren Illinois Company’s 2016 Form 10-K, for filing with the SEC.

Ameren Audit and Risk Committee:

Walter J. Galvin, Chairman

Catherine S. Brune

J. Edward Coleman

Ellen M. Fitzsimmons

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INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

FISCAL YEAR 2016

PricewaterhouseCoopers LLP (“PwC”) served as the independent registered public accounting firm for Ameren and its subsidiaries in 2016. PwC is an independent registered public accounting firm with the PCAOB. Representatives of the firm are expected to be present at the Annual Meeting with the opportunity to make a statement if they so desire and are expected to be available to respond to appropriate questions.

FEES FOR FISCAL YEARS 2016 AND 2015

Audit Fees

The aggregate fees for professional services rendered by PwC for (i) the audits of the consolidated annual financial statements of Ameren included in the combined 2016 Form 10-K of Ameren and its registered subsidiaries and the consolidated annual financial statements of Ameren included in the combined 2016 Form 10-K of Ameren and its registered subsidiaries; (ii) the audit of Ameren’s internal control over financial reporting; (iii) the reviews of the quarterly financial statements included in the combined Forms 10-Q of Ameren and its subsidiaries for the 2016 fiscal year; (iv) services provided in connection with debt and equity offerings; (v) certain accounting and reporting consultations; (vi) certain regulatory procedures for the 2016 fiscal year; (vii) financial due diligence; and (viii) certain services relating to Ameren’s ongoing discontinued operations, were $4,456,914.

Fees billed by PwC for audit services rendered to Ameren and its subsidiaries during the 2015 fiscal year totaled $3,624,979.

Audit-Related Fees

The aggregate fees for audit-related services rendered by PwC to Ameren and its subsidiaries during the 2016 fiscal year totaled $45,000. Such services consisted of an extensible business reporting language (XBRL) review and a stock transfer/registrar review.

Fees billed by PwC for audit-related services rendered to Ameren and its subsidiaries during the 2015 fiscal year totaled $20,000.

Tax Fees

PwC did not render any tax services to Ameren and its subsidiaries during the 2016 or 2015 fiscal years.

All Other Fees

The aggregate fees billed to Ameren by PwC during the 2016 fiscal year for all other services rendered to Ameren and its subsidiaries totaled $286,654 for advice regarding strategic initiatives and for accounting and reporting reference software.

Fees billed by PwC for all other services rendered to Ameren and its subsidiaries during the 2015 fiscal year totaled $5,400 for accounting and reporting reference software.

FISCAL YEAR 2017

Ameren’s Audit and Risk Committee has appointed PwC as independent registered public accounting firm for Ameren and its subsidiaries, including Ameren Illinois, for the fiscal year ending December 31, 2017. Ameren is asking its shareholders to ratify this appointment at its 2017 annual meeting of shareholders.

POLICY REGARDING THE PRE-APPROVAL OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM PROVISION OF AUDIT, AUDIT-RELATED AND NON-AUDIT SERVICES

Ameren’s Audit and Risk Committee’s charter provides that the Committee is required to pre-approve all audit, audit-related and non-audit services provided by the independent registered public accounting firm to Ameren and its subsidiaries, including the Company, except that pre-approvals of non-audit services may be delegated to a single member of the Audit and Risk Committee. The Audit and Risk Committee pre-approved 100 percent of the fees for services provided by PwC covered under the above captions “— Audit Fees,” “— Audit-Related Fees,” “— Tax Fees” and “— All Other Fees” for fiscal years 2016 and 2015.

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SHAREHOLDER PROPOSALS

SHAREHOLDER PROPOSALS

Under the rules of the SEC, any shareholder proposal intended for inclusion in the information statement material for our 2018 annual meeting of shareholders must be received by the Secretary of the Company on or before November 15, 2017. We expect that the 2018 annual meeting of shareholders will be held on April 26, 2018.

In addition, under our Bylaws, shareholders who intend to submit a proposal in person at an annual meeting, or who intend to nominate a director at the 2018 annual meeting, must provide advance written notice along with other prescribed information. In general, such notice must be received by the Secretary of the Company at our principal executive offices not later than 60 days or earlier than 90 days prior to the anniversary of the previous year’s annual meeting (i.e., not later than Monday, February 26, 2018 or earlier than Saturday, January 27, 2018). The specific procedures to be used by shareholders to recommend nominees for director are set forth in Ameren’s Policy Regarding Nominations of Directors, which can be found on Ameren’s website at www.ameren.com. The specific procedures to be used by shareholders to submit a proposal in person at an annual meeting are set forth in the Company’s Bylaws. The chairman of the meeting may refuse to allow the transaction of any business, or to acknowledge the nomination of any person, not made in compliance with the procedures set forth in the Company’s Bylaws and, in the case of nominations, Ameren’s Director Nomination Policy. Copies of the Company’s Bylaws and Director Nomination Policy may be obtained upon written request to the Secretary of the Company.

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FORM 10-K

FORM 10-K

A copy of Ameren’s 2016 Form 10-K, including the Company’s financial statements for the year ended December 31, 2016, is being furnished with this information statement. The 2016 Form 10-K is also available on Ameren’s website at www.ameren.com. If requested, we will provide you copies of any exhibits to the 2016 Form 10-K upon the payment of a fee covering our reasonable expenses in furnishing the exhibits. You can request exhibits to the 2016 Form 10-K by writing to the Office of the Secretary, Ameren Illinois Company, P.O. Box 66149, St. Louis, Missouri 63166-6149.

FOR INFORMATION ABOUT THE COMPANY, INCLUDING THE COMPANY’S ANNUAL, QUARTERLY AND CURRENT REPORTS ON SEC FORMS 10-K, 10-Q AND 8-K, RESPECTIVELY, PLEASE VISIT THE INVESTORS’ SECTION OF AMEREN’S WEBSITE AT WWW.AMEREN.COM/INVESTORS. INFORMATION CONTAINED ON AMEREN’S WEBSITE IS NOT INCORPORATED INTO THIS INFORMATION STATEMENT OR OTHER SECURITIES FILINGS.

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